PART II – OFFERING CIRCULAR

StepOne

Personal Health, Inc.

Corporate:

StepOne Personal Health, Inc.

509 South Wall Avenue

Joplin, Missouri 64801

http://www.StepOneHealth.com

Phone: (650) 529-0801

Underwriter:                     Broker Dealer:

Alternative Securities Markets Group Corporation

Alternative Securities Market, LLC

         4050 Glencoe Avenue

            4136 Del Rey Avenue

              Marina Del Rey, California 90292

                                            Marina Del Rey, California 90292

                        Phone: (800) 366-0908

Phone: (800) 366-0908

Best Efforts Offering of 21,000 9% Convertible Preferred Stock Shares

Offering Price per 9% Convertible Preferred Stock Shares:  $100.00 (USD)

Minimum Offering: 100 9% Convertible Preferred Stock Shares

Maximum Offering: 21,000 9% Convertible Preferred Stock Shares

Interest is Calculated and Accrues Daily, All Interest is Paid at Maturity / Conversion

DIVIDEND POLICY: Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission. A maximum of 21,000 9% Convertible Preferred Stock Shares are being offered to the public at $100 per 9% Convertible Preferred Stock Unit. A minimum of $100,000 must be invested prior to the Company having access to the Investment Proceeds. A maximum of $2,100,000 will be received from the offering. No Securities are being offered by any selling shareholders. The Company will receive all proceeds from the sale of Securities after the minimum of $100,000 has be reached.

Dated: August 14th, 2015

THERE IS AT THIS TIME, NO PUBLIC MARKET FOR THE SECURITIES

THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES BEING OFFERED ARE EXEMPT FROM REGISTRATION. THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGAGE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251 (d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO WWW.INVESTOR.GOV

THE COMPANY IS FOLLOWING THE “OFFERING CIRCULAR” FORMAT

OF DISCLOSURE UNDER REGULATION A

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

TABLE OF CONTENTS:

ITEM 2: DISTRIBUTION SPREAD

	Number of Securities Offered	Offering Price	Selling Commissions	Proceeds to Company
Per Security	-------	$100.00	$5.00	$95.00
Total Minimum	100	$100,000	$5,000	$95,000
Total Maximum	21,000	$2,100,000	$105,000	$1,995,000

1)

We are offering a maximum of 21,000 9% Convertible Preferred Stock Shares at the price indicated

2)

Underwriter Expense paid to Alternative Securities Markets Group Corporation: $63,000 USD (3% of the Gross Offering)

3)

We expect to incur offering and registration expenses:

a.

California: $4,400

b.

New York: $1,200

c.

Texas: $2,200

d.

Florida: $1,000

4)

Additional Fees for Legal Review and Opinion(s), Accounting Costs related to the drafting of this Registration Statement and Escrow Fees should not exceed $10,000 USD. Any costs above $10,000 will be paid by the Executives of the Company.

5)

Until the “Total Minimum” has been raised (invested), all proceeds of the offering will be held in a bank escrow account until the “Total Minimum” has been reached. A copy of the Company’s escrow agreement is provided as an Exhibit to this Registration Statement, and the Company’s Bank Escrow complies with all Rules and Regulations set forth by SEC Rule 15c2-4.

6)

We do not intend to use a Broker-Dealer for this Offering (5% Commission of the Offering Price).

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSURER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON.   THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICIATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICIATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE AS HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

INFORMATION CONTAINED IN THE PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME AN OFFERING CIRCULAR WHICH IS NOT DESIGNATED AS A PRELIMINARY OFFERING CIRCULAR IS DELIVERED AND THE OFFERING STATEMENT FILED WITH THE COMMISSION BECOMES QUALIFED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AND OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY THE FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ALL RESIDENTS OF ALL STATES:

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

ITEM 3.  SUMMARY INFORMATION & RISK FACTORS

Investing in the Company’s Securities is very risky.  You should be able to bear a complete loss of your investment.  You should carefully consider the following factors, including those listed in this Securities Offering.

Online Medical Technologies Industry Risks

Online Medical Technologies Industry investments are subject to varying degrees of risk.  The yields available from equity investments in Online Medical Technologies Industry Companies depends on the amount of income earned and capital appreciation generated by the company as well as the expenses incurred in connection therewith.  If any of the Company’s products or assets does not generate income sufficient to meet operating expenses, the Company’s Common Stock value could adversely be affected.  Income from, and the value of, the Company’s Products and Assets may be adversely affected by the general economic climate, the Online Medical Technologies Market Conditions such as oversupply of related products or a reduction in demand for Online Medical Technologies products in the areas in which the Company’s Products and Assets are located, competition from other Online Medical Technologies Companies, and the Company’s ability to provide adequate Online Medical Technologies Products.  Revenues from the Company’s Products and Assets are also affected by such factors such as the costs of product operations and the local market conditions.

Because Online Medical Technology Industry investments are relatively illiquid, the Company’s ability to vary its asset portfolio promptly in response to economic or other conditions is limited.  The relative illiquidity of its holdings could impede the Company’s ability to respond to adverse changes in the performance of its Products and Assets.  No assurance can be given that the fair market value of the Products Produced or Assets Acquired by, or produced by the Company will not decrease in the future.  Investors have no right to withdrawal their equity commitment or require the Company to repurchase their respective Common Stock interests and the transferability of the Common Stock Shares is limited.  Accordingly, investors should be prepared to hold their investment interest until the Company is dissolved and its assets are liquidated.

Our Ability to Succeed Depends on our Ability to Grow our Business and Achieve Profitability

The introduction of new products and services, and expansion of our technology channels will contribute significantly to our operational results, and we will continue to develop new and innovative ways to manufacture our products and expand our distribution in order to maintain our growth and achieve profitability. Our future operational success and profitability will depend on a number of factors, including, but not limited to:

•

Our ability to manage costs;

•

The increasing level of competition in the Online Medical Technology Industry;

•

Our ability to continuously offer new and improved products and services;

•

Our ability to maintain sufficient production capacity for our products and services;

•

Our ability to maintain efficient, timely and cost-effective production and delivery of our products and services;

•

The efficiency and effectiveness of our sales and marketing efforts in building product and brand awareness;

•

Our ability to identify and respond successfully to emerging trends in the Online Medical Technology Industry;

•

The level of consumer acceptance of our products and services;

•

Regulatory compliance costs; and

•

General economic conditions and consumer confidence.

We may not be successful in executing our growth strategy, and even if we achieve targeted growth, we may not be able to sustain profitability. Failure to successfully execute any material part of our growth strategy would significantly impair our future growth and our ability to attract and sustain investments in our business.

If We Fail to Promote and Maintain our Brand in the Market, our Business, Operating Results, Financial Condition, and our Ability to Attract Customers will be Materially Adversely Affected

Our success depends on our ability to create and maintain brand awareness for our product and services offerings. This may require a significant amount of capital to allow us to market our products and establish brand recognition and customer loyalty. Many of our competitors in this market are larger than us and have substantially greater financial resources. Additionally, many of the companies offering similar products have already established their brand identity within the marketplace. We can offer no assurances that we will be successful in establishing awareness of our brand allowing us to compete in this market. The importance of brand recognition will continue to increase because of low barriers of entry to the industries in which we operate may result in an increased number of direct competitors. To promote our brands, we may be required to continue to increase our financial commitment to creating and maintaining brand awareness. We may not generate a corresponding increase in revenue to justify these costs.

The Company’s Industry is Highly Competitive

The markets for the Company’s products and services are highly competitive. The Company seeks to distinguish itself from other suppliers of Online Medical Health products and services, and to sustain its profitability through a business strategy focused on increasing sales through existing supply channels, selectively expanding its products and services network, increasing sales through newly formed partnerships (traditional and non-traditional), developing innovative new products and services, and driving operational excellence by reducing costs and increasing customer service levels. The Company believes that competition in the industry is based on price, product and service quality, customer service and product features. Sustained increases in competitive pressures could have an adverse effect on results of operations and negatively impact sales and margins.

The Company is a Development Stage Business

The Company was originally formed as “BioHub, LLC” in May of 2010 in the State of Delaware. The Company converted to a Delaware Stock Corporation and changed its name to “StepOne Personal Health, Inc” in November of 2014.  Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that StepOne Personal Health, Inc. will operate profitably.

Inadequacy of Funds

Gross offering proceeds of a maximum of $2,100,000 may be realized.  Management believes that such proceeds will capitalize and sustain the Company sufficiently to allow for the implementation of the Company’s Business Plans.  If only a fraction of this Offering is sold, or if certain assumptions contained in Management’s business plans prove to be incorrect, the Company may have inadequate funds to fully develop its business.

Although the Company believes that the proceeds from this Offering will be sufficient to help sustain operations during this growth period, there is no guarantee that the Company will raise all the funds needed to adequately fund Company Operations. The Company has determined that $100,000, in addition to cash flow from operations, will be needed to fund planned operations for the first twelve months.

The Company’s is Subject to Market Competition

Competition exists for Online Medical Technology Products in most markets, including all sectors in which the Company intends to operate.  The Company may be competing for assets with entities that have substantial greater economic and personnel resources than the Company or better relationships with services suppliers.  These entities may also generally be able to accept more risk than the Company can manage.  Competition from other Companies in the Online Medical Technology Industry may reduce the number of suitable prospective direct to consumer sales opportunities.

The Company is Dependent on Management

In the early stages of development the Company’s business will be significantly dependent on the Company’s management team.  The Company’s success will be particularly dependent upon the services of Mr. Craig Brandman, the Company's Chief Executive Officer and Chief Financial Officer; Mr. Jeff Gary, the Company’s Senior Vice President of Business Development; Ms.Chelia Potts Laurance, the Company’s Director of Operations; Mr. Gregg Hill, the Company’s Director of Clinical Services; and Ms. Edwina Raines, the Company’s Director of Provider Relations.

Certain Members of the Company’s Management will be dedicating less than their full time to the Company, below is the approximate number of hours each member of the Company’s Management will be devoting to working for the Company:

•

Mr. David Clymer, 30 hours per week

•

Mr. Craig Brandman, 40 hours per week

•

Ms. Cheryl Lawson, 25 hours per week

•

Mr. Gregg Hill, 40 hours per week

•

Ms. Chelia Potts, 30 hours per week

•

Ms. Edwina Raines, 30 hours per week

The Company has not identified any potential or overt conflicts of interest that may affect future business operations.

The Company may have Increased Risks of Borrowing

Although the Company does not intend to incur any additional debt from the investment commitments provided in this offering, should the company obtain secure bank debt in the future, possible risks could arise.  If the Company incurs additional indebtedness, a portion of the Company’s cash flow will have to be dedicated to the payment of principal and interest on such new indebtedness.  Typical loan agreements also might contain restrictive covenants, which may impair the Company’s operating flexibility.  Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants.  A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of members of the Company.  A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on the Company’s business, operating results or financial condition.

Unanticipated Obstacles to Execution of the Business Plan

The Company’s business plans may change significantly.  Many of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements.  Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors.  Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

Management Discretion as to Use of Proceeds

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.”  The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its Investors in order to address changed circumstances or opportunities.  As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of Management with respect to application and allocation of the net proceeds of this Offering.  Investors for the Shares offered hereby will be entrusting their funds to the Company’s Management, upon whose judgment and discretion the investors must depend.

The Company has set a  Minimum Amount of Capital to be Raised

The minimum amount of Securities that need to be sold in this offering for the Company to access the investment funds is $100,000. After the Minimum Amount of Capital required to be reached, all Investor funds will be transferred from the Escrow Account to the Company’s general operating account. The Company cannot assure you that subscriptions for the entire Offering will be obtained. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be promptly returned without interest or deduction. The Company’s ability to meet financial obligations, cash needs, and to achieve objectives, could be adversely affected if the entire offering of Securities is not fully subscribed.

Management will have Discretion as to Use of Proceeds of the Offering

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.”  The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its Investors in order to address changed circumstances or opportunities.  As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of Management with respect to application and allocation of the net proceeds of this Offering.  Investors for the Shares offered hereby will be entrusting their funds to the Company’s Management, upon whose judgment and discretion the investors must depend.

Unanticipated Obstacles to Execution of the Business Plan

The Company’s business plans may change significantly.  Many of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements.  Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors.  Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

The Company is Controlled by its Management

As of August 1st, 2015 the Company’s Managers owned approximately 62.5% of the Company’s outstanding Common Stock Shares and 0% of the Company's Preferred Stock Shares.  Upon completion of this Offering, The Company’s Management will own approximately 62.5% of the outstanding Common Stock Shares of the Company and 0% of the outstanding Preferred Stock Shares of the Company.  Investors will not have the ability to control either a vote of the Company’s Managers or any appointed officers.  See “COMPANY MANAGERS” section.

Company May Note be able to Declare any Dividend Payment for the Foreseeable Future

The Company has never declared or paid any cash dividends on its Common Stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company’s Operations and Holdings. As a result, the Company does not anticipate paying any cash dividends to its Common Stock Holders for the foreseeable future.

No Assurances of Protection for Proprietary Rights; Reliance on Trade Secrets

In certain cases, the Company may rely on trade secrets to protect intellectual property, proprietary technology and processes, which the Company has acquired, developed or may develop in the future.  There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology.  The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated.  The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area.  The Company, in common with other investment funds, may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

The Company’s Continuing as a Going Concern Depends Upon Financing

If the Company does not raise sufficient working capital and continues to experience pre-operating losses, there will most likely be substantial doubt as to its ability to continue as a going concern. Because the Company has generated minimal revenue, expenditures during this development stage have led to pre-operating losses. Revenue operations to date are based on a soft-launch around limited products.

Broker - Dealer Sales of Shares

The Company’s Common Stock Shares are not included for trading on any exchange, and there can be no assurances that the Company will ultimately be registered on any exchange.  The NASDAQ Stock Market, Inc. has recently enacted certain changes to the entry and maintenance criteria for listing eligibility on the NASDAQ SmallCap Market.  The entry standards require at least $4 million in net tangible assets or $750,000 net income in two of the last three years.  The proposed entry standards would also require a public float of at least 1 million shares, $5 million value of public float, a minimum bid price of $2.00 per share, at least three market makers, and at least 300 shareholders.  The maintenance standards (as opposed to entry standards) require at least $2 million in net tangible assets or $500,000 in net income in two of the last three years, a public float of at least 500,000 shares, a $1 million market value of public float, a minimum bid price of $1.00 per share, at least two market makers, and at least 300 shareholders.

No assurance can be given that the Common Stock Shares of the Company will ever qualify for inclusion on the NASDAQ System or any other trading market until such time as the Managing Members deem it necessary.  As a result, the Company’s Common Stock Shares are covered by a Securities and Exchange Commission rule that opposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and qualified investors.  For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale.  Consequently, the rule may affect the ability of broker-dealers to sell the Company’s securities and will also affect the ability of members to sell their Shares in the secondary market.

No Secondary Market for the Resale of Shares

Prior to this offering, there has been no public market for the Company’s Preferred Stock. The Company’s Preferred Stock will not be listed on any regulated securities exchange. There can be no assurance that an active trading market for the Company’s Preferred Stock will develop, or, if developed, that an active trading market will be maintained. If an active market is not developed or sustained, the market price and liquidity of the Company’s Preferred Stock may be adversely affected.

No application is currently being prepared for the Company's Securities to be admitted to the Official Listing and trading on any regulated market. No application is being prepared to include the Securities to trading on an "Over-the-Counter" or "Open Market", though the Company intends to submit an S-1 or Form 10 Filing within TWELVE MONTHS of the close of this securities offering. There can be no assurance that a liquid market for the Securities will develop or, if it does develop, that it will continue. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell their Securities easily or at prices that will provide them with yield comparable to similar investments that have a developed secondary market. Illiquidity may have a severely adverse effect on the market value of the Securities and investors wishing to sell the Securities might therefore suffer losses.

Investors of the Company’s 9% Convertible Preferred Stock are Subject to the Long Term Nature of the Investment

An Investment in the Company’s 9% Convertible Preferred Stock may be long term and illiquid. As discussed above, the offer and sale of the 9% Convertible Preferred Stock will not be registered under the Securities Act or any foreign or state securities law by reason of exemptions from such registration, which depends in part on the investment intent of the investors. Prospective investors will be required to represent in writing that they are purchasing 9% Convertible Preferred Stock for their own account for long-term investment and not with a view towards resale or distribution. Accordingly, purchasers of 9% Convertible Preferred Stock Shares must be willing and able to bear the economic risk of their investment for an indefinite period of time. It is likely that investors will not be able to liquidate their investment in the event of an emergency.

The Company’s Preferred Stock is Equity and is Subordinate to all of our Existing and Future Indebtedness; our ability to Declare Annual Dividends on the Preferred Stock may be Limited

The Company’s Preferred Stock Shares are equity interest in the Company and do not constitute indebtedness. As such, the Preferred Stock will rank junior to all indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company. Additionally, unlike indebtedness, where principal and interest would be customarily be payable on specified due dates, in the case of preferred stock, like the Preferred Stock being offering through this Offering, (1) dividends are payable only when, as and if authorized and declared by the Company’s Board of Directors and (2) as an early stage company, our ability to declare and pay dividends is subject to the Company’s ability to earn net income and to meet certain financial regulatory requirements.

Dividends on the Company’s Preferred Stock is Cumulative

Dividends on the Company’s Preferred Stock is Cumulative. If the Company’s Board of Directors does not authorize and declare a dividend for any dividend period, holder of the Company’s Preferred Stock will not be entitled to receive a dividend cash payment for such period, and such undeclared dividend will accrue and become payable at a later dividend payment date. The Company’s Board of Directors may determine that it would be in the Company’s best interest to pay less than the full amount of the stated dividend on our Preferred Stock, at which time the undeclared portion of the dividend will accrue and become payable at a later dividend payment date. Factors that would be considered by the Company’s Board of Directors in making this determination are the Company’s financial condition and capital needs, the impact of current and pending legislation and regulations, economic conditions, tax considerations, and such other factors as our Board of Directors may deem relevant.

Certain Factors Related to Our Common Stock

Because the Company’s Common Stock may be considered a "penny stock," and a  shareholder may have difficulty selling shares in the secondary trading market.

The Company’s Common Stock Securities may be subject to certain rules and regulations relating to "penny stock" (generally defined as any equity security that has a price less than $5.00 per share, subject to certain exemptions). Broker-dealers who sell penny stocks are subject to certain "sales practice requirements" for sales in certain nonexempt transactions (i.e., sales to persons other than established customers and institutional "qualified investors"), including requiring delivery of a risk disclosure document relating to the penny stock market and monthly statements disclosing recent price information for the penny stocks held in the account, and certain other restrictions. For as long as the Company’s Common Stock is subject to the rules on penny stocks, the market liquidity for such securities could be significantly limited. This lack of liquidity may also make it more difficult for the Company to raise capital in the future through sales of equity in the public or private markets.

The price of the Company’s Common Stock may be volatile, and a shareholder's investment in the Company’s Common Stock could suffer a decline in value.

There could be significant volatility in the volume and market price of the Company’s Common Stock, and this volatility may continue in the future. The Company’s Common Stock may be listed on the OTCQB, OTCQX, OTCBB, The Bermuda BSX Exchange, the London Stock Exchange’s AIM Market, the Canadian TSX Venture Exchange or TMX Exchange, the Irish Stock Exchange, the Frankfurt Stock Exchange and / or the Berlin Stock Exchange, where each has a greater chance for market volatility for securities that trade on these markets as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of "bid" and "ask" quotations and generally lower trading volume. In addition, factors such as quarterly variations in our operating results, changes in financial estimates by securities analysts or our failure to meet our or their projected financial and operating results, litigation involving us, general trends relating to the Online Medical Technology Industry, actions by governmental agencies, national economic and stock market considerations as well as other events and circumstances beyond our control could have a significant impact on the future market price of our Common Stock and the relative volatility of such market price.

Investors May be Subject to Dilution

The Company, for business purposes, may from time to time issue additional shares, which may result in dilution of existing shareholders. Dilution is a reduction in the percentage of a stock caused by the issuance of new stock. Dilution can also occur when holders of stock options (such as company employees) or holders of other optionable securities exercise their options. When the number of shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, making each share less valuable. Dilution may also reduce the value of existing shares by reducing the stock’s earnings per share. There is no guarantee that dilution of the Common Stock will not occur in the future.

Compliance with Securities Laws

The Company’s Securities are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, applicable Texas Securities Laws, and other applicable state securities laws.  If the sale of Securities were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of Securities.  If a number of purchasers were to obtain rescission, we would face significant financial demands, which could adversely affect the Company as a whole, as well as any non-rescinding purchasers.

Offering Price has been Arbitrarily Established by the Company

The price of the Securities offered has been arbitrarily established by our current Managers, considering such matters as the state of the Company’s business development and the general condition of the industry in which it operates.  The Offering price bears little relationship to the assets, net worth, or any other objective criteria.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF DELAWARE, IN THE COUNTY OF NEW CASTLE. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JUR TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

NOTICE REGARDING THE TRUST INDENTURE ACT OF 1939

THE TRUST INDENTURE ACT OF 1939 SUPPLEMENTS THE SECURITIES ACT OF 1933 IN THE CASE OF DISTRIBUTION OF DEBT SECURITIES IN THE UNITED STATES. THE TRUST INDENTURE ACT (“TIA”) REQUIRES THE APPOINTMENT OF A SUITABLY INDEPENDENT AND QUALIFIED TRUSTEE TO ACT FOR THE BENEFIT OF THE HOLDERS OF THE SECURITIES, AND SPECIFIES VARIOUS SUBSTANTIVE PROVISIONS FOR THE TRUST INDENTURE THAT MUST BE ENTERED INTO BY THE TRUSTEE. THE TIA IS ADMINISTED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. INVESTORS OF THIS OFFERING WILL NOT BENEFIT FROM A TRUSTEE, INDENTURE, OR THE PROTECTIONS AFFORDED BY THE TRUST INDENTURE ACT OF 1939.

Projections:  Forward Looking Information

Management has prepared projections regarding anticipated financial performance.  The Company’s projections are hypothetical and based upon a presumed financial performance of the Company, the addition of a sophisticated and well funded marketing plan, and other factors influencing the business. The projections are based on Management’s best estimate of the probable results of operations of the Company and the investments made by management, based on present circumstances, and have not been reviewed by independent accountants and/or auditing counsel.  These projections are based on several assumptions, set forth therein, which Management believes are reasonable.  Some assumptions, upon which the projections are based, however, invariably will not materialize due the inevitable occurrence of unanticipated events and circumstances beyond Management’s control.  Therefore, actual results of operations will vary from the projections, and such variances may be material.  Assumptions regarding future changes in sales and revenues are necessarily speculative in nature.  In addition, projections do not and cannot take into account such factors as general economic conditions, unforeseen regulatory changes, the entry into a market of additional competitors, the terms and conditions of future capitalization, and other risks inherent to the Company’s business.  While Management believes that the projections accurately reflect possible future results of operations, those results cannot be guaranteed.

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ITEM 4.    DILUTION

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash from outside investors, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of the new investors stake is diluted because each share of the same type is worth the same amount, and the new investor has paid more for the shares than earlier investors did for theirs.

The following table sets forth, as of the date of this Registration Statement, the number of shares of Preferred Stock and Common Stock owned of record and beneficially by  executive  officers,  directors  and  persons  who  hold  5% or  more of the outstanding Common Stock of the Company.  Also included are the shares held by all executive officers and directors as a group. In December of 2014, the Company converted from a Delaware Limited Liability Corporation to a Delaware Stock Corporation. Upon its conversion, the Company issued 100% of its issued Common Stock (100,000 Shares) to:

Name & Address	Amount Owned Prior to Offering	Amount Owned After Offering
Mr. David Clymer Senior Vice President 509 South Wall Avenue Joplin, Missouri 64801	Common Stock: 25,000 Shares (25%) Preferred Stock: No Shares	Common Stock: 25,000 Shares (25%) Preferred Stock: No Shares
Mr. Craig Brandman Chief Executive Officer & CEO 509 South Wall Avenue Joplin, Missouri 64801	Common Stock: 26,500 Shares (26.5%) Preferred Stock: No Shares	Common Stock: 26,500 Shares (26.5%) Preferred Stock: No Shares
Mr. Steven Thomas Shareholder 509 South Wall Avenue Joplin, Missouri 64801	Common Stock: 12,500 Shares (12.5%) Preferred Stock: No Shares	Common Stock: 12,500 Shares (12.5%) Preferred Stock: No Shares
Mr. Ferris Taylor Affordable Care Liaison 509 South Wall Avenue Joplin, Missouri 64801	Common Stock: 5,000 Shares (5%) Preferred Stock: No Shares	Common Stock: 5,000 Shares (5%) Preferred Stock: No Shares
Ms. Chelia Potts Director of Operations 509 South Wall Avenue Joplin, Missouri 64801	Common Stock: 5,000 Shares (5%) Preferred Stock: No Shares	Common Stock: 5,000 Shares (5%) Preferred Stock: No Shares
Mr. Jeff Gray Senior Vice President 509 South Wall Avenue Joplin, Missouri 64801	Common Stock: 3,000 Shares (3%) Preferred Stock: No Shares	Common Stock: 3,000 Shares (3%) Preferred Stock: No Shares
Ms. Edwina Rains Director of Provider Relations 509 South Wall Avenue Joplin, Missouri 64801	Common Stock: 3,000 Shares (3%) Preferred Stock: No Shares	Common Stock: 3,000 Shares (3%) Preferred Stock: No Shares
Mr.Greg Hill Director of Clinical Services 509 South Wall Avenue Joplin, Missouri 64801	Common Stock: 3,000 Shares (3%) Preferred Stock: No Shares	Common Stock: 3,000 Shares (3%) Preferred Stock: No Shares
Mr. James Cunningham Shareholder 509 South Wall Avenue Joplin, Missouri 64801	Common Stock: 2,500 Shares (2.5%) Preferred Stock: No Shares	Common Stock: 2,500 Shares (2.5%) Preferred Stock: No Shares
Alternative Securities Markets Group Corporation Underwriter & Advisor 4136 Del Rey Avenue Marina Del Rey, California 90292	Common Stock: 1,000 Shares (1.0%) Preferred Stock: No Shares	Common Stock: 1,000 Shares (1.0%) Preferred Stock: No Shares
Alternative Securities Market, LLC Broker Dealer 4136 Del Rey Avenue Marina Del Rey, California 90292	Common Stock: No Shares Preferred Stock: No Shares	Common Stock: 4,000 Shares (4.0%) Preferred Stock: No Shares

(*) Upon qualification of this Registration Statement, the Company will issue 1,000 (ONE THOUSAND) shares of its Common Stock to Alternative Securities Markets Group Corporation under Section 4(a)(2) of the Securities Act of 1933, as amended.

Mr. Weslie W. Johnson is the Chief Executive Officer of Alternative Securities Markets Group Corporation, and owns 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

Mr. Rich Moniak is the Chief Operations Officer of Alternative Securities Markets Group Corporation and owns 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

Mr. Steven J. Muehler is the Chief Financial Officer and Senior Compliance Officer of Alternative Securities Markets Group Corporation and owns 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

Mr. Koorosh Rahimi is the President of Asset Management for Alternative Securities Markets Group Corporation and owns 5% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

Mr. David Dobkin is the President of Investment Banking for Alternative Securities Markets Group Corporation and owns 5% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

In accordance with the Company agreement with Alternative Securities Market, LLC, the Company shall place into escrow and issue up to FOUR THOUSAND Shares of Common Stock (the “Escrowed Common Stock”) as follows:

•

20% (800 of the escrowed 4,000 Shares of Common Stock) of the Escrowed Common Stock Shares to be released to Alternative Securities Market, LLC fully diluted upon successful capitalization of the Company to 20% of this Offering ($420,000 of this $2,100,000 Offering)

•

20% (a second 800 Common Stock Shares of the escrowed 4,000 Shares of Common Stock) of the Escrowed Common Stock Shares to be released to Alternative Securities Market, LLC fully diluted upon successful capitalization of the Company to 20% of this Offering ($840,000 of this $2,100,000 Offering)

•

20% (a third 800 Common Stock Shares of the escrowed 4,000 Shares of Common Stock ) of the Escrowed Common Stock Shares to be released to Alternative Securities Market, LLC fully diluted upon successful capitalization of the Company to 20% of this Offering ($1,260,000 of this $2,100,000 Offering)

•

20% (a fourth 800 Common Stock Shares of the escrowed 4,000 Shares of Common Stock ) of the Escrowed Common Stock Shares to be released to Alternative Securities Market, LLC fully diluted upon successful capitalization of the Company to 20% of this Offering ($1,680,000 of this $2,100,000 Offering)

•

20% (a fifth 800 Common Stock Shares of the escrowed 4,000 Shares of Common Stock ) of the Escrowed Common Stock Shares to be released to Alternative Securities Market, LLC fully diluted upon successful capitalization of the Company to 20% of this Offering ($2,100,000 of this $2,100,000 Offering).

Future Dilution

The Company, for business purposes, may from time to time issue additional shares, which may result in dilution of existing shareholders. Dilution is a reduction in the percentage of a stock caused by the issuance of new stock. Dilution can also occur when holders of stock options (such as company employees) or holders of other optionable securities exercise their options. When the number of shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, making each share less valuable. Dilution may also reduce the value of existing shares by reducing the stock’s earnings per share. There is no guarantee that dilution of the Common Stock will not occur in the future.

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ITEM 4.    PLAN OF DISTRIBUTION

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 20,000 9% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”). The Company has set an investment minimum of $100,000 USD before the Company will have access to the Investment Proceeds, which means all investment dollars invested in the Company prior to reaching the minimum of $100,000 will be held in an investment escrow account, and only after $100,000 in securities has been sold to investors (One Hundred 9% Convertible Preferred Stock Shares) will the Company have access to the Investment Proceeds. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

The Securities to be offered with this proposed offering shall be initially offered by Company, mainly by Messers, Clymer and Brandman, each Executive Officers of the Company, through a web-based platform called the “Alternative Securities Market Exchange”. The Alternative Securities Markets Group Corporation is the Owner and Operator of the Alternative Securities Market, and the terms of its operations can be found in the Exhibits of this Registration Statement. The Alternative Securities Market Exchange can be accessed at: http://www.ASMX.CO and/or http://www.AlternativeSecuritiesMarket.com.

In August of 2015, Alternative Securities Market, LLC filed as a Broker Dealer in the States of New York and California. Upon successful completion of Alternative Securities Market, LLC’s Broker Dealer Registration, Alternative Securities Market, LLC will be the Prime Securities Broker for the Securities Offered with this proposed offering. Alternative Securities Market, LLC will offer the securities to the general investing public through a web-based platform called the “Alternative Securities Market Exchange”. The Alternative Securities Markets Group Corporation is the Owner and Operator of the Alternative Securities Market Exchange (the “ASMX”), and the terms of its operations can be found in the Exhibits of this Registration Statement. The Alternative Securities Market Exchange can be accessed at: http://www.ASMX.CO and/or http://www.AlternativeSecuritiesMarket.com. Alternative Securities Market, LLC is a subsidiary of Alternative Securities Markets Group Corporation.

This Offering Circular will be furnished to prospective Investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the website.

In order to subscribe to purchase the Securities, a prospective Investor must complete, sign and deliver the executed Subscription Agreement, Investor Questionnaire and Form W-9 to StepOne Personal Health, Inc. and either mail or wire funds for its subscription amount in accordance with the instructions included in the Subscription Package.

The Investing Section of the Website Hosting this Offering will be coded to only allow access to invest to those prospective Investors that reside in jurisdictions where the Offering is registered and meet any state-specific Investor suitability standards.

The Company reserves the right to reject any Investor’s subscription in whole or in part for any reason. If the Offering terminates or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this Offering. These materials may include public advertisements and audio-visual materials, in each case only as authorized by the Company. Although these materials will not contain information in conflict with the information provided by this Offering and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Securities, these materials will not give a complete understanding of this Offering, the Company or the Securities and are not to be considered part of this Offering Circular. This Offering is made only by means of this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Securities.

ITEM 5. USE OF PROCEEDS TO ISSUER

The Company seeks to raise maximum gross proceeds of $2,100,000 from the sale of Securities in this Offering.  The Company intends to apply these proceeds substantially as set forth herein, subject only to reallocation by Company Management in the best interests of the Company.

	Offering Price	Estimated Cost of Offering & Selling Commissions	Proceeds to Company
Per Security	-------
If 10% of the Offering is Sold (2,100 Shares)	$100 Per Share = $210,000	$21,000	$189,000
If 25% of the Offering is Sold (5,250 Shares)	$100 Per Share = $525,000	$52,550	$472,950
If 50% of the Offering is Sold (10,500 Shares)	$100 Per Share = $1,050,000	$105,000	$945,000
If 75% of the Offering is Sold (15,750 Shares)	$100 Per Share = $1,575,000	$157,500	$1,417,500
If 100% of the Offering is Sold (21,000 Shares)	$100 Per Share = $2,100,000	$186,000	$1,914,000

Footnotes:

7)

We are offering a maximum of 21,000 9% Convertible Preferred Stock Shares at the price indicated

8)

Underwriter Expense paid to Alternative Securities Markets Group Corporation: $63,000 USD (3% of the Gross Offering)

9)

We expect to incur offering and registration expenses:

a.

California: $4,400

b.

New York: $1,200

c.

Texas: $2,200

d.

Florida: $1,000

10)

Additional Fees for Legal Review and Opinion(s), Accounting Costs related to the drafting of this Registration Statement and Escrow Fees should not exceed $10,000 USD. Any costs above $10,000 will be paid by the Executives of the Company.

11)

Until the “Total Minimum” has been raised (invested), all proceeds of the offering will be held in a bank escrow account until the “Total Minimum” has been reached. A copy of the Company’s escrow agreement is provided as an Exhibit to this Registration Statement, and the Company’s Bank Escrow complies with all Rules and Regulations set forth by SEC Rule 15c2-4.

12)

We do not intend to use a Broker-Dealer for this Offering (5% Commission of the Offering Price).

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 Use of Investment Funds: The Company intends to use funds from investment primarily on research and development, specifically related to service orientated architecture. Uses of funds will additionally cover operating expenses related to general and administrative activities as well as sales and marketing initiatives.

Area of Use	Specific Use	Max Offering Distribution	Minimum Offering Amount	Max Offering Distribution	Minimum Offering Amount
Research and Development	Service Orientated Architecture and Development	51%	$1,074,000	10%	$10,000
General and Administrative	General and Administrative	20%	$420,000	10%	$10,000
Sales and Marketing	Social Messaging, Sales And Marketing Efforts	20%	$420,000	65%	$65,000
Cost of Offering	All Costs of Offering	8.86%	$186,000	15%	$15,000

If the proceeds from the offering are insufficient to meet the entire amount, the Company plans to distribute funds proportional to the “Distribution” percentage stated above.

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ITEM 6. DESCRIPTION OF BUSINESS

A.

Business Plan:

Executive Summary

Your Health, Our Mission….

StepOne Personal Health’s mission is to deliver a holistic, consumer centric, 21st Century healthcare experience. The last few years have ushered in a new healthcare era, empowering consumers to take personal control of individual health choices, and forcing them to shoulder more financial accountability. In a July 1, 2015 Wall Street Journal article titled “An ObamaCare-Inspired Rebellion,” analysts predict the recent Supreme Court ObamaCare ruling will further intensify the movement to high deductible health plans, and push, literally, billions of dollars into consumer directed choices. First dollar coverage will vanish, and individuals will finance thousands of dollars of care every year, creating an immediate focus on cost and value. This monumental ruling is a major advantage for StepOne Health as analysts are predicting consumer healthcare market spending will expand at least $30-$50BB in the next 12-24 months. Our mission to deliver a better experience for consumers while easing the burden on an already taxed healthcare system leverages our best-in-class, integrated, online platform to connect individuals with a variety of health services. Our comprehensive destination puts transparent healthcare resources in the consumer’s reach by connecting innovative technology architecture with expert resources. Today’s health consumer is continuously increasing their focus on improving and optimizing their health, whether dealing with chronic illness or trying to prevent it.  Through our innovative solution, StepOne Personal Health has established an integrated, comprehensive virtual health platform to enable healthcare consumers to obtain the information and resources they need to make personal choices with their health while directly obtaining market solutions. With these market forces in place StepOne Personal Health is immediately positioned to deliver a comprehensive, integrated marketplace for healthcare products and services in this dynamically expanding market.

The Market Problem

The Patient Protection and Affordable Care Act (ACA) of 2010 brought with it as much confusion as clarity to a new market trying to understand the basics of the new law that now affects every single person in our country. The complexities of ObamaCare will unavoidably drive health plans and care delivery systems (economically and operationally) toward market-driven, efficient medical homes centered on and around primary care services, more healthy and accountable living and disease prevention.  The current, and soon to be overwhelming shortage of available primary care physicians will place new demands on the marketplace and create challenges and opportunities in healthcare as never seen before.  The need for quick adoption of technology and efficiency in the traditional system, along with consumer demand for access, convenience and service, creates the optimal environment for rapid growth of StepOne Personal Health’s platform and suite of products, services and professionals.

The shift from traditional Western medical practices to more holistic, complementary and social aspects of health and community has also contributed to an increasing demand for these primary care resources and services. StepOne Personal Health has developed and deployed a reliable destination to meet the demands of enlightened and engaged individuals around the world.

Nearly all consumers are now familiar with leveraging online resources for services and products and they’ll naturally rely on the Internet for many of their basic health needs.  This is especially true with wellness and chronic disease.  Individuals will search for information, log results and personal history, shop for services and products, and research health concerns.  StepOne Personal Health is about delivering to consumers a comprehensive, easy, secure, and personal set of health resources and tools that allow them to better and more easily manage and maintain their health and healthcare finances.

Initial historical efforts toward the development of a Patient Centered Medical Home (PCMH) evolved with the goal of improving health outcomes by offering comprehensive preventative modalities, medical education and healthcare services.  The goal is a comprehensive, collaborative and team-based approach to healthcare to guide enthusiastic and engaged patients to become personally invested in their health, thereby placing the individual at the center of the model and integrating his or her multiple healthcare “touch-points.”

The problem of fully delivering on this model has been the lack of successful 21st century strategies and tools to engage consumers and to help identify “at risk” signs of chronic metabolic disease, while providing individuals with reliable and convenient access to information, resources and services, allowing individuals to own their health. With StepOne Personal Health tools, they can address issues quickly when they arise. The true portability of health information (the Patient Record) has been elusive until the recent advent of cloud computing technology and integrated interoperable information systems, now allowing consumers to participate, manage and effectively “own” their health information.

StepOne Personal Health Business Description

Dr. Craig Brandman and David Clymer founded StepOne Personal Health to address these challenges and deliver on the opportunities that have accompanied the multitude of recent changes within the healthcare services sector.

Three tenets - action, enpowered engagement and trending success - all align in the StepOne Personal Health embodiment known as the “Science of You.”

(FIGURE 1)

As identified in our market insights on the prior pages, the Patient Centered Medical Home model is the foundation of our platform, including a cooperative team-based approach utilizing coordination and communication tools crucial to this collaborative effort.  StepOne Personal Health has designed and developed portable,  desktop and state-of-the-art mobile technology tools that integrate these new and innovative health and wellness offerings.

This consumer-centric approach enables the individual to take charge of their health and wellness, providing a comprehensive, integrated suite of health and wellness tools and services and drawing from the expertise of our carefully selected health providers, a multitude of health topic experts and our consumers’ personal healthcare providers.  Additionally, StepOne Personal Health Enterprise Solutions extends the same consumer centric model in a customized employer benefits group offering, leveraging the engagement, financial and productivity returns of a healthy and inspired team of employees.

With StepOne Personal Health’s proven consumer-centered health record, we are able to deliver results-based data, trending results over time and improving individual compliance while lowering overall healthcare costs to the consumer and the US population health burden overall.

Statement Regarding Use of Investment Proceeds

Second to our expert personell resources, StepOne Personal Health’s most valuable asset is our technological architecture and database housing our consumers health information in a HIPAA compliant database.  This data is owned by the consumer and on demand she can utilize our our technology assets to procure health information and disseminate such information to trusted healthcare providers with the touch of a finger.

To fully realize the power of this model and to bring our technological enhancements to completion will require additional funding.  Proceeds from our successful fund raising will be used for technology development, to create our service-oriented architecture, to leverage our social media capabilities and for networking marketing and messaging campaigns with individual and employee compensation and/or incentives.

Barriers to Entry and Competition

The appetite for consumer health tools, accompanied by the acceleration of  smartphone and cloud computing technology, have presented the health and services delivery landscape with a multitude of solution vendors.  There are many direct-to-consumer lab providers, but they typically use a glorified “physician’s office” platform that utilizes the mega-lab’s antiquated technology.

While these “old school” solutions attempt to differentiate themselves based on minor tecnological improvements that have captured the attention and picqued the interest of health consumers, StepOne Personal Health is the only integrated, end-to-end solution with consumer driven labs and diagnostics, board certified medical educators, a retail online mall representing vetted health and wellness consumer products and services, and a fully integrated personal health record database system with a consumer dashboard that is enabled to capture personal information from over forty-five health devices such at Fit Bit and Jawbone.  Much of this is accomplished through our unique integration via Validic®.

Traditional healthcare continues to perpetuate the silos and ignore the consumer  ownership and portability of health information. StepOne Personal Health differentiates from the competition through a proprietary platform, managed by the consumer, where all the pieces are already linked before the consumer gets there.  Everything is connected through StepOne Personal Health’s database and tools, automatically populating the individual record and seamlessly trending new data against previous experience.

Management Organization

StepOne Personal Health employs a wide range of human, intellectual, technology and physical assets to fully perfect and execute the integrated model, from cooperating partnerships supplying critical labs and diagnostics to our knowledgeable and dedicated team of clinical experts, board certified medical practitioners and operational experts in the area of health services management, delivery, financing and analytics.  A short description of this team of seasoned professional follows:

•

Craig Brandman, MD, President and CEO - Dr. Brandman is a UCLA trained cardiologist. After practicing in the San Francisco Bay Area for many years, Dr. Brandman became a successful entrepreneur in and out of the healthcare industry.  For more than 20 years, Craig has brought his comprehensive knowledge of the business of medicine, the clinical requirements of daily practice, and the benefits of technology to health care organizations. Craig was co-founder and CEO of MEDILINQ in addition to creating two other companies including LawPlus, which provided communications solutions to the legal community; and GryphonCA, which provided secure communications solutions to the health care and legal services industries. Before developing these successful companies, Craig was Managing Partner responsible for all clinical services and initiatives for a $65 million physician-management services organization. He has first-hand knowledge of medical transcription, and has harvested its benefits to produce cost-savings for several organizations.  Craig received his MD from the SUNY-Downstate Medical Center in New York, and his postgraduate training in Cardiology at the Harbor General Campus of UCLA Medical Center in Los Angeles.

•

David Clymer, SVP Strategic Initiatives - David began his career as a regional lab provider in Missouri in 1993. David founded MyMedLab, allowing consumers to make informed health care and biometric-based choices for themselves and their families. In 2004 industry leading health providers and the power of the internet took MyMedLab nationwide to become one of the first direct-to-consumer lab services in the nation.  David still maintains his capacity as CEO of MyMedLab and supplies a critical back-end function to StepOne Personal Health and is a valuable strategic partnership.  David graduated from Southeast Missouri State University.

•

Tamara Hall, RN, MBA, COO - Tamara has over twenty years of entrepreneurial implementation and growth strategy including cross-functional management experience,  clinical, operational, multi-site call center, strategic, and financial expertise. Most recently, Tamara served as COO of Health Equity and prior to that she held the position of Executive SVP for Health Dialog (recently acquired by Rite-Aid), leading the design, development and implementation of the organization’s services, including operational infrastructure, service design and expansion, and system platform database architecture and user-specific login and interface. Tamara has strong expertise in employee growth and development, including growing Health Dialog from 30 employees to 1,500+ in 5 years implementing a concept of growth from within where 75% of call center directors and managers started with positions supporting customers on the phone. Her expertise won Health Dialog acclaims as the Best Nursing Employer in the state. Tamara has also led numerous start-ups through rapid growth and expansion phases, managed implementation of key strategic alliances, and headed up programs that represent the mission of healthcare delivery change. Her work has spanned a variety of organizations and mergers including, her own Wellness Consulting group focusing on large employers such as DuPont (Employee Wellness Program Health Horizons) in Louisiana, Humana (Acquisition and Women Health Transition Team), CareLink and Tokos (Perinatal Telephonic Support Services), and most recently Health Dialog (Informed Health Consumer Services). Ms. Hall earned a baccalaureate degree in nursing from Louisiana State University and a master's in business administration from Boston University.

•

Damon Ramsey, MD, Technologist - Dr. Ramsey began his career in information technology at the age of eight. He was one of the youngest Microsoft Certified Systems Engineers in the world at 12 years of age and following a successful career in IT consulting and software engineering at Vancouver-based Unisoft, he went on to pursue his medical degree at McMaster University as the youngest member of his class.  Dr. Ramsey is committed to empowering providers and consumers with the technology they love to use.  He is the technology lead on an electronic trauma health record (eTHR) that is collecting life-saving data in the Western Cape of South Africa. He has also been an instrumental in building the data platform for StepOne Personal Health.  Damon holds his CCFP license and actively practices medicine in Vancouver, Canada. He is an associate clinical instructor at the University of British Columbia. He serves in the IT Committee of the Vancouver Division of Family Practice advocating for meaningful EMR adoption. He regularly speaks, writes and consults on health technology topics.  As our ideal CTO, he has more than 20 years of consulting and management experience in Applied Information Technology.  Damon is highly skilled in software development and systems architecture, service oriented architecture as well as media and web technologies, database design, systems design, and multi-tier application development.

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Ferris W Taylor, MBA, Affordable Care Strategic Advisor -  Ferris is currently the Chief Strategy Officer for Arches Health Plan, a nonprofit health insurance company and CO-OP governed solely by its members for the purpose of participation under the Affordable Care Act.  He has more than 30 years of experience in health care, technology and consulting services.  Ferris is responsible for StepOne Personal Health strategic planning as it relates to new regulation and adoption under the Affordable Care Act.  He founded Pragmatic Health Care Solutions, a health care strategy and marketing consulting firm and from 2003 to 2008, was Vice President of Strategic Marketing and Payer Market Strategy for Ingenix (now Optum), one of the industry’s largest health information technology companies and part of UnitedHealth Group. Additionally, Ferris has also served as the marketing and information services executive for Harvard Community Health Plan, now HPHC, and as Vice President of Marketing and Planning for North Shore Medical Center in Salem, Mass, the six community hospital system of Partners Healthcare.  A graduate of Brigham Young University in nuclear physics with a minor in Spanish, Taylor holds an MBA with an emphasis in finance and quantitative economics. He is also a graduate of the GHAA/AHIP Executive Program in Managed Care from the University of Missouri.

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Jeff Gary, SVP, Business Development - Jeff is a senior healthcare executive with over 20 years of experience in the health care industry. Jeff was the founder and principal owner of Stratabex LLC, a healthcare business development and consulting firm focused on innovation, quality, revenue growth and trend mitigation solutions.  Jeff is instrumental in developing pipeline strategies in the enterprise arena with medium to large employer groups.  Jeff specializes in working with large self-insured employer groups as they are uniquely positioned to take advantage of the StepOne Personal Health service offerings outside the traditional fee-for-service delivery model.

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Gregg Hill, MS,PA-C, Director of Clinical Services - Gregg is a business and healthcare professional with more than 25 years of experience in business management, patient care, health and nutrition sponsorship and health organization creation. Prior to his role at StepOne Personal Health, Gregg was one of the founding members, practicing physician assistant and analytics lead for Crossover Health, developing and launching workplace health centers and systems for Apple Computer, Facebook and Applied Materials in the Silicon Valley area.  Gregg has specific expertise in EMR migration technologies including training and development for Kaiser Permenante’s 2007 Health Connect system. Gregg has additional deep knowledge in emerging market business systems as a consulting manager for Accenture in Houston, providing client financial due diligence pursuant to Accenture’s IPO in 2002.  Gregg currently holds his board certification as a Physician Assistant, and is the director for StepOne Personal Health’s clinical development standards, consumer messaging, clinical staffing and management of a team of professionals, executing virtual consumer health and wellness services.

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Ronda Gates, M.S., Director of Quality Assurance – Ronda is a clinical and nutritional pharmacist and health educator with a passion for healthy living. Ronda founded and grew a company that provided a variety of motivational health promotion experiences and developed an eclectic collection of educational products to support a rapidly growing corporate fitness business. Ronda commands a significant presence in the health and fitness community where she is best known for her innovative, proactive approach to all things related to personalized lifestyle change. With more than 15 years of clinical pharmacy and nutrition experience, Ronda is a key team member of StepOne Personal Health providing valuable insights into product quality, nutritional supplement efficacy and brings an innovative approach to evaluating potential interaction risks between supplements and medications. Ronda has her B.S and M.S. in Pharmacy and Nutrition from the University of Cincinnati.

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Cheryl Lawson, MBA, Director of Social Marketing - Cheryl Lawson brings corporate marketing, entrepreneurial acumen and deep social media marketing and public relations expertise to StepOne Personal Health. Cheryl has been a member of the StepOne Personal Health team since its inception and will join the company as Director of Communications upon funding. Before joining StepOne Personal Health, Cheryl served as marketing manager for Fleetwood Enterprises. As marketing manager, Cheryl was in charge of creating the RV division's digital content. Before Fleetwood, Cheryl was a District Manager for General Motors’ Pontiac Division. During her ten-year career with GM, Cheryl led corporate to dealer communications in several major markets. Cheryl is the founder of social marketing firm Party Aficionado, LLC where she helps small businesses create social marketing strategies and PR plans. Cheryl holds a BA from Southern University in Baton Rouge and a MBA from Nova Southeastern University.

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Edwina Rains, Director of Client Services - Edwina is a committed practice administrator with extensive experience in medical oncology and hematology practices with deep subject matter expertise and knowledge in affecting tight information exchange with the insurance clearinghouse and third-party administrators.  Edwina has developed the StepOne Personal Health process for client billing and will assure that all consumers enjoy the highest level in client satisfaction.

Additional Key Resources

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CCHR - StepOne Personal Health prefers to engage our customers not as “patients” (implying a diseased state), but as engaged, empowered, informed participants “owning” their HIPAA compliant portable consumer health record. The cornerstone of our non-human critical resources includes a fully operational, stable and integrated consumer centric health record (CCHR) and a simple to use but comprehensive dashboard that allows our consumers to purchase products, request labs, track activities and enjoy personalized services in the online mall.  While most health data intake methods confuse and frustrate the consumer, our approach to health data generation is through ease of use devices, personalized questionnaires, and interactive content suited to the health needs of today’s consumer (See Figure 2).

(Figure 2)

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Expert People - Our technological assets are accompanied by a team of board certified physicians, physician extenders, nurses, practioners, New York Times Best Seller authors and subject matter experts, alliances with strong production valued health educational videos and literature represented by celebrity trainers, as well as an interactive suite of tools available both in mobile and desktop format.

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MyMedLab - StepOne Personal Health has an exclusive arrangement with MyMedLab, Inc, to provide the front-end component for consumer driven labs, biometrics and diagnostics.  With this simple tool, consumers can privately and easily choose their labs and diagnostics with simple to use online guidance materials.  MyMedLab utilizes major national lab service providers and the system maintains > 99% uptime, further bolstering the confidence of our consumers.

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Social Media - StepOne Personal Health is acutely sensitive to accessing new 21st century health markets through social and viral online initiatives.  To acheive this effort, StepOne Personal Health has partnered with experts and systems to help with messaging and consumer reach.  This may be one of the most important channels as businesses that understand the potential in effective marketing and communications through social channels are poised to succeed and achieve is broadened awareness otherwise unattainable in the healthcare marketplace.

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SOA – StepOne Personal Health employs Service Oriented Architecture to collaborate with our developers and to assemble the final product prior to production.  Our Technology Development Lead, Dr. David Ramsey, is responsible for keeping our development team on task.  The team includes 3 developers in Vancouver, Canada with an additional resource in Houston, Texas.

Products and Services

The StepOne Personal Health platform allows for easy integration of services and products and is continually expanding it’s offerings as new and improved tools, technology and devices come available.  As demand for products and services arises StepOne Personal Healthwill conitune to expand and compliment it’s portfolio of services.

StepOne Personal Health recognizes the importance of our market segmentation and, therefore, has identified 5 discrete channels under which we deliver our goods and services.

A.

Direct to Consumer Channel (DTC)

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Lab, imaging and diagnostic services.  Through our exclusive partnership with MyMedLab, StepOne Personal Health allows our customers to order initial or follow-up lab testing and other diagnostics  while educating themselves about their person health.  The comprehensive marketplace of over forty national reference labs and other diagnostic service providers enable the opportunity for custom-designed panels that can help guide consumers in a safe, responsible manner.

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Telehealth - Live consumer lab reviews and education provided by board certified physicians and physician extenders.  All StepOne Personal Health’s consumers have the opportunity to choose an expert from the StepOne Personal Health panel and establish a one-on-one electronic exchange of information to discuss specific lab test questions and provide health and lifestyle education.  This information allows the consumer to prepare for their physician visits and maximize the opportunity to optimize personal health outcomes.

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The StepOne Experience  - For too long the old system of health care put all the resources at the wrong end of the health care experience - once you get sick. The new ACA regulations were written to focus on wellness, prevention, awareness and early detection, but also to offer more services which only helps if people use them. Finding these services, connecting them together, and bringing them to consumers is the mission of StepOne Personal Health.  StepOne Personal Health has assembled the same 65 health values used in a yearly checkup or insurance physical combining a General Health Screen including 30 tests along with two other individual tests evaluating common health concerns like anemia and infection (CBC), abnormal protein and glucose levels (UA) into an integrated consumer experience.

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Advances in The Science of You – As an example, the Leaky Gut Experience represents another first step in the path to optimizing the overall health experience as the "gut" is where food is digested and nutrients from our food are absorbed.  One of the most commonly sought after health issues in today's health consumer market is a condition commonly known as "leaky gut."  This groundbreaking experience represents the first step in identifying leaky gut with a simple and non-invasive home test that assesses intestinal absorption and immune barrier function within the bowel. Risk for increased intestinal permeability and overall dysfunction are often related to a variety of systemic inflammatory conditions such as gluten intolerance, dermatological problems, upper respiratory and seasonal type allergies, inflammatory bowel disease, anxiety, depression and a host of other chronic inflammatory processes. With StepOne Personal Health consumers are always presented with the latest research and professional consultative services driving patient centered education and continued, measured improvement – the Leaky Gut being but one of many examples.

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Assurant – Assurant, a niche-market provider of insurance products has partnered with StepOne Personal Health on their RightStart® Association program, a retail defined benefit offering for lab services, among other health related offerings. This is a direct-to-consumer retail card purchased in retail stores that allows the consumer to receive a General Health Screen, CBC, and Urinalysis. StepOne Personal Health provides the backend capability to order, process and result laboratory data and store for the consumer on a private health record.

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The Thyroid Experience – New York Times Best Seller thyroid author Mary Shomon created this 4 test panel of “MUST KNOW NUMBERS” for anyone with thyroid symptoms or a family history of thyroid complications. These tests create a foundation for tracking your personal thyroid numbers over a lifetime. Personalizing the numbers with additional tests creates a panel unique to each consumer. When complete, individuals may request time to review their numbers and history with Mary and/or other health experts to prepare for their next doctor visit. This panel includes a TSH, Free T4, Free T3 and a Thyroid Peroxidase AB (TPO).

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The Vitamin D Experience - The Vitamin D Experience combines two Vitamin D 25 Hydroxy blood tests (before/after) drawn at a local lab in the U.S or collected at home internationally with an advanced form of Vitamin D supplement. Often overlooked, Vitamin D is an important nutrient involved in many of the body's normal functions. Humans naturally obtain vitamin D from sunlight and foods in our diet, but how does the consumer know their body is maintaining a healthy level? The answer is to stop guessing and start testing.

The Three Easy Steps of “The Vitamin D Experience:

i.

The consumer creates a starting point with the before test and StepOne Personal Health provides the digital lab order.

ii.

The consumer Starts using the 60-day supply of Micellized Vitamin D3 received in the mail. This advanced natural form of vitamin D is better absorbed than oil or pill forms. The tasteless Vitamin D drops easily dissolve into morning coffee, juice or water and are taken for the next 40 days.

iii.

The consumer sees the difference with the supplied after test, drawn at the same lab around 40 days after the first. Results are then available within about 5 days in the StepOne Personal Health private health record.

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Beyond Cholesterol Experience – Includes a Nuclear Magnetic Resonance (NMR) Test, a Live Results Review, and the Health Record to track progress.  Our CEO, Dr. Craig Brandman, Cardiologist and digital health pioneer, participates in the review process along with our board certified medical team. This virtual heart health experience creates the starting point for the individual’s personal health journey. It's a revolutionary way to know numbers, understand risks, and begin tracking how health changes over a lifetime. When results are complete, the consumer can choose a time to speak with one of our experts. Their job is to answer questions, review numbers with the consumer in real time and prepare them for their next provider visit.  The NMR LipoProfile test is an advanced test evaluating the risk of a heart attack or stroke using the NMR to provide a direct measurement of LDL particle number and size of LDL particles, as well as direct measurement of HDL and VLDL. This health information allows the consumer’s doctor to make more personalized treatment decisions than only relying on standard lipid profile testing.

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Vitamin B Methylation – Informed consumers are ever searching for ways to optimize and understand their health. Methylation is a key biochemical process that is essential for the proper function of all body systems. It occurs billions of times every second and is key in the repair of damaged DNA. Most importantly, it controls and recycles homocysteine (an unhealthy compound toxic to blood vessels) while helping to recycle molecules needed for detoxification. B vitamins are instrumental in ensuring these systems run smoothly. Without enough of these vitamins, the process of methylation breaks down with catastrophic consequences. StepOne Personal Health has partnered with 23andMe (described in our reseller section below) to provide genetic testing and StepOne Personal Health includes a general health screen, a complete blood count, a homocysteine level and a comprehensive review with a vitamin/methylation specialist clarifying results and offering improvement modalities.

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Gluten Sensitivity Basic was designed to be an extensive evaluation for the presence of Celiac Disease risk. Celiac Disease, also called gluten-sensitive enteropathy, is a condition where gluten-containing foods cause an inflammatory process and your immune system responds by further damaging already inflamed tissue in the small intestine. Gluten is a protein in wheat, rye and barley and is found mainly in breads, cereals and processed foods.  The initial test results will be used to establish an individual’s baseline data used for comparison to future results. This profile includes Anti-Transglutaminase Antibodies (tTG IgA, tTG IgG), anti-Endomysial Ab (Endomysial IgA) and Immunoglobulin A (Total IgA) and a personal review with a board certified medical provider.

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Food Allergy Experience – Food allergies can often place undue strain and stress on the human body.  More and more consumers are taking steps to protect themselves and make appropriate nutrition choices based on improved food allergy testing.  StepOne Personal Health offers several additional options for consumers to participate in this testing and educational program.  Our tests examine either 96 or 184 food, molds and inhalant allergy markers from Alletess, the respected leader in food allergy testing and a review with a nutrition and health expert.

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Plavix Testing – Plavix (clopidogrel) is an antiplatelet agent used to inhibit blood clots in coronary artery disease, peripheral vascular disease, and cerebrovascular disease. Several studies have demonstrated the importance of CYP2C19 genotyping in patients using Plavix up to 14% of patients are at high risk of treatment failure because they have lower levels of the active metabolite of Plavix and less inhibition of platelets and, therefore a nearly 3½ times greater risk for major adverse cardiovascular events such as death, heart attack, and stroke. StepOne Personal Health has partnered with 23andMe to provide the backend genetic testing for this critical anamoly.  Many offerings are complementary to other offerings and the Plavix testing is a perfect companion to the AliveCor product highlighted in the reseller channel section as well.

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Hormone Banking –  StepOne Personal Helath has created a simple way for women of all ages to get the answers they need. The HormoneBank panel  includes five of the most valuable hormone numbers.  The panel is available at over 2000 locations nationwide without the cost or inconvenience of a doctor’s visit just to have blood drawn. Panel includes Estradiol, Progesterone, Testosterone, AM Cortrsol, TSH, General Health Screen, CBC, Urinalysis.

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Testosterone Experience – Testosterone is extremely important for a man’s health and overall well being. It can help prevent osteoporosis, determine the amount of muscle mass, control overall mood and perhaps most importantly act as a vital component to a healthy sex life.  The first step is taking the “Am I testosterone deficient?” quiz in the platform link. The next step is to get an objective measure of current levels. An accurate evaluation measures both the Total and Free Testosterone that exists in the blood. Free Testosterone numbers are the most important because they tell how much is available for use by the body. Bound testosterone is not available to boost libido because it is not free to do so. Abnormal levels can initially be discussed with one of our expert providers while the consumer is always ultimately advised to consult their primary care provider.

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PMS Relief Experience – Progesterone, which plays a crucial role in brain function, is often called the "feel good hormone" because of its mood-enhancing and antidepressant effects and helps to balance estrogen hormones relieving many women from the undesireable effects from PMS and menopause symptoms.  Women who complain about anxiety and irritability often notice that a corrected balance of the ratio of progesterone and estrogen vastly reduces or eliminates these feelings. The consumer sends a saliva test on day(s) 14, 21, 28 of her cycle. The progesterone product is a topical preparation and the panel includes: Progesterone Saliva, Estradiol Saliva, General Health Screen, CBC, Urinalysis, Review with Expert and Progesterone cream. StepOne Personal Health has developed a reseller agreement with MaxHealthLabs pharmaceutical grade liposomal progesterone preparations.  Liposomal science encapsulates the nutrient inside a spherical bilayered phospholipid molecule, which then bypasses the digestive system altogether and delivers the therapeutic agent to the blood stream and cells intact. It enables near 100% BioAvailability of the nutrient.  This Patented Liposomal Technology delivers near or equivalent to I.V. preparations of the same therapeutic agent and is considered to cause less cellular stress on the body by many practitioners and scientists.

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Consumer Marketplace - A robust technological platform has been developed and deployed exclusively for StepOne Personal Health consumers allowing a first-ever integrated, comprehensive health experience.  We refer to this interface as an online “mall“ that aggregates all of our best-in-class goods and services including a “suite” of personal health offerings assessing critical health components.  These care packages, or what we call “experiences,” are built to find and fix specific health issues like vitamin deficiencies, food allergies and risks for chronic disease.  The consumer can select from any one of these experiences to participate in lab testing, personal trending and education and an opportunity to utilize cutting-edge nutrition, supplementation and topical preparations with never before seen success in health measures.

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Autism Health Services - The StepOne Personal Health autism program was born out of this significantly underserved market.  There is a compelling argument for improved  testing, education and direction for the parents of autistic children, delivering services in a compassionate and responsible manner.

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Provider Services – Part of StepOne Personal Health’s value proposition is to facilitate and offer services that are complementary to primary care services and professionals already existing in the consumer’s environment.  To effectively share information and make prositive differences in healh information exchange (HIE) requires a cooperating partnership with a variety of health professionals.  StepOne Personal Health accommodates a bi-directional relationship with cooperating partners wishing to participate and guide their patients/consumers toward our suite of offerings.

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Anemia Experience – Anemia, a condition in which the body does not have enough healthy red blood cells to adequately deliver oxygen to human tissues. Anemia invokes exhaustion and a general lack of physical and mental energy. There are a variety of anemia types each having its own cause. Anemia can be temporary or long term, and it can range from mild to severe.  Our general health screen identifies lab values that may demonstrate abnormalities in blood cell counts that can identify such afflictions.  StepOne Personal Health consumers can seamlessly share these results with their personal health professional and take advantage of our extensive knowledge library.

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Personal Numbers – In an urgent or emergent health setting it is imperative for all individuals to know their blood type.  StepOne Personal Health numbers is a simple and convenient way for consumers to understand their blood type and Rh antigen testing.  Consumers can easily order online, print their digital lab order (DLO) and take into their local lab draw station.  The results are returned withing 24 hours and stored permenantly in the CCHR (Consumer Centric Health Record).

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Weight Loss – StepOne weight loss programs help consumers understand their baseline numbers as they pursue healthy lifestyle choices.  Consumers can easily order online, print their digital lab order (DLO) and take into their local lab draw station.  Afterwhich the results are returned withing 24 hours.  All consumers can take advantage of StepOne Personal Health’s tools and programs that allow our consumers to reach their maximum potential and achieve their healthy weight goals.

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Hepatitis Screen – Hepatitis C (HCV), a viral infectious disease primarily affecting the liver is often asymptomatic in individuals, however chronic infection can lead to liver damage and ultimately to cirrhosis and, if untreated can lead to liver failure, liver cancer or life-threatening esophageal complications. The USPSTF recommends 1-time screening for HCV infection to adults born between 1945 and 1965. Symptoms are typically mild and vague, including appetite suppression, fatigue, nausea, muscle or joint pains, and weight loss.  StepOne Personal Health offers a comprehensive screen including a Hepatitis C Screen, General Health Screen, CBC, and a Urinalysis.  The consumer can establish their record privately and confidentially and take their digital lab order (DLO) to their local lab draw station to get the process started.

B.

Affordable Care Act Channel (ACA)

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CO-OP and New Health Insurance Initiative - This channel represents the consumer empowerment and engagement component of the most prominent component of "health insurance exchange" under the 2010 Affordable Care Act. New insurers, such as Arches Health Plan (the Utah CO-OP) based out of Salt Lake City, have looked at StepOne Personal Health to help accelerate patient acquisition and provide the testing and diagnostic services for new members signing up under the health law. StepOne Personal Health has subject matter expertise in identifying and clarifying risk within populations so health care delivery systems can be efficient in the management of their risk-mitigation pool of funds. This identification of at-risk benficiaries will allow new insurers to both quickly profile their new members, which they know little about, and  to fulfill the promise of being new and unique; a health plan focused on optimizing member outcome and engament -  not on profits.  As StepOne Personal Health delivers results and perfects this solutions for new insurers like Arches, it will expand into public and private exchanges across multiple states and with new applications such as risk adjustment, accreditation enhancements and other 21st century engagement.

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Personal Genomics Experience – StepOne Personal Health has teamed up with Claremont Club, a world class gym, fitness & wellness center in California’s Inland Empire, to bring to market a powerful health experience combining a genomic profile (personal genetic information), a personal health assessment and uniquely selected blood and urine lab results to provide a first-ever, 3-dimensional exploration into personal consumer health.  We have found that the health club market is receptive and perfectly suited for health optimization strategies and StepOne Personal Health has successfully developed campaign style programs that can be brought to individuals and groups, especially in the health and wellness club space.  We have been working with the collaborative team at Claremont Club to further penetrate this market by taking this model and message to similar marquee style health venues with positive receptions.

C.

Reseller Channel (RSL)

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Genetic Testing - StepOne Personal Health is a preferred provider and strategic partner to 23andMe, a leading company in sequencing genetic and genomic information.  23andMe provides meaningful genomic sequencing data that health services providers can offer their consumers and patients with the goal of identifying risks and opportunities in achieving optimum health. The future demand in the genomics and the pharmacogenetic space is in its infancy and our partnership with 23andMe provides the opportunity to participate in one of the most valuable and exciting new health services available to consumers world-wide in a service that is clinically relevant and under-deployed.

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Healthy and Sustainable Foods and Consumables – StepOne Personal Health offers health consumers a variety of quality organic and sustainable foods including omega-3 rich wild caught seafood, grass-fed organic beef and bison, organic free-range poultry and eggs, in addition to other foods and beverages that fit a healthy, whole foods profile. Current research is clear on the importance of optimum nutrition being the cornerstone of healthy organic systems and optimum health and StepOne Personal Health is vigilant in its goal of bringing quality nutrition products to the health consumer market.

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Quantified Self Products – Data collection through technology related to a consumer’s daily life, known as the “Quantified Self,” helps our consumers quickly and easily perform self-monitoring and self-sensing functions through wearable or easily accessed personal data sensors and devices (EEG, ECG, Blood Pressure, etc.). Products that drive self-knowledge through self-tracking and technology allow consumers to quantify  (track with numbers) their personal biometrics, thereby allowing for a deeper look at health data and opportunities to optimize overall health status. Data collected through these devices is fully integrated into the consumer’s personal health record through an API via our integration with Validic®.

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Vitamins, Supplements and Probiotics - Many of the personal health experiences available through StepOne Personal Health involve multi-faceted management approaches that may involve nutritionally supportive products that can provide health benefits often not readily available through commonly available food sources.  StepOne Personal Health has found that consumers are not only looking for key diagnostics as a step to optimal health, but they are also demanding quality vetted health supplements that can fulfil their health goals with confidence, and at the best possible price.  StepOne Personal Health employs a comprehensive product review process prior to engaging in a reseller agreement with selected distributors. Our Director of Pharmacy and Nutrition is intimately involved with the vetting process of nutritional supplements and employs a variety of scientific resources to assure overall quality  and reliability in addition to clarifying any medication/supplement interaction risks.

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Specialized Liposomal Vitamin C - Scientific evidence clearly shows the use of High-Dose Vitamin C Therapy to be extremely successful in treating patients with various illnesses. At least 300 functions in the human body depend on adequate levels of Vitamin C, starting with the manufacture of collagen, a protein substance found in skin, ligaments, bones, and many other body tissues. StepOne Personal Health has developed a reseller agreement with MaxHealthLabs pharmaceutical grade liposomal vitamin C preparations.  Liposomal science encapsulates the nutrient inside a spherical bilayered phospholipid molecule, which then bypasses the digestive system altogether and delivers the therapeutic agent to the blood stream and cells intact. It enables near 100% BioAvailability of the nutrient.  This Patented Liposomal Technology delivers near or equivalent to I.V. preparations of the same therapeutic agent and is considered by many practitioners and scientists to cause less cellular stress.

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Fitness and Health Products - Mental and physical fitness plays a central role in maintaining a healthy body and protecting against conditions such as heart disease and diabetes while helping to maintain agility as you age.  Health consumers are constantly in search for the physical and educational products that will help them meet their health goals. StepOne Personal Health resells only quality fitness products, accessories and educational resources that are supported by top manufacturers, distributors and publishers with a vision supporting healthy living and brand loyalty.

D.

Expert Review Channel (REV)

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Expert Review Services - StepOne Personal Health offers personal, private and confidential expert review services to accommodate the needs of the consumer at their convenience and on their schedule.  While this review is not meant to be a substitutioin for the consumer’s primary care visit with their healthcare provider, our seasoned and board certified practitioners can field specific or general health questions, help with identifing individual risk factors and contribute to a personalized and responsible health action plan.  This service is meant to augment and complement the consumer’s primary provider and provide a highly desired platform for information and idea exchange.

E.

Enterprise Channel (ENT)

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Enterprise - StepOne Personal Health has employed the seasoned skills and expertise of Jeff Gary to deliver the same consumer centric model in a customized, employer benefits group offering, leveraging the financial and productivity return of a healthy and inspired workforce.  StepOne Personal Health can help achieve employer health group goals by working with corporate benefits teams to identify risks, deliver preventive services and maximize the corporate healthcare spend.

In addition to the channels identified above, StepOne Personal Health is continually looking  for new products and services that provide additional added value.  2015 and beyond will see the roll-out of additional compelling new products including a Women’s Health program addressing female hormone management, Men’s Health as it relates to testosterone and it’s role in healthy aging, designer supplements that encourage maximum tissue absorption and additional strategic partnerships, especially in the area of corporate and consumer services.

Distinctive Competencies

StepOne Personal Health takes pride in being the first to deliver a truly integrated and comprehensive offering that provides longitudinal support to each and every consumer.  StepOne Personal Health accomplishes this by placing the consumer at the center of their health experience.  This truly consumer centric model allows for a personally relevant approach to product and service selection. All StepOne Personal Health team members are located in the continental United States and work as a team under general guidelines, allowing our health providers to anonymously  educate consumers based on their specific expertise and the specific consumer goal.

Statement Regarding the Internal Controls Surrounding the Operating Process

Within this document, StepOne Personal Health has identified and made best efforts to ensure complete, unambiguous representations and, under the SEC rules, a safe-harbor provision should be emphasized as StepOne Personal Health has made these business and financial projections and forecasts in good faith and represent our approach to asset utilization, business operations and controls simply as follows:

We are committed to operating under an environment whereby maximum stakeholder value is achieved and key investors are maximally protected while delivering the best possible experience to our consumers in a safe and efficient manner.  StepOne Personal Health is committed to act as a fiduciary for all investment partners and works continually under the provisions of Safe Harbor Statutes.

Recognizing this business imperative is crucial to our growth and ultimate success of this new model. To achieve this goal, StepOne Personal Health has identified a snapshot of our functional business areas:

1.

Business Development and Sales - StepOne Personal Health BD is overseen by our Chief Executive Officer, Craig Brandman, MD and executed by Jeff Gary, the SVP of Business Development.  Sales revenue is derived through a  combination of online direct-to-consumer products and services as well as corporate employee assistance contracts that deliver to the core business pipeline as well as repeat consumers who are fully engaged with the platform.  Particular attention is paid to maintaining SLAs (service level agreements) to our customers and enterprise clients. While Dr. Brandman assumes overall responsibility for the sales and BD efforts, he is assisted by his team of medical providers, and subject matter experts to help educate and assist clients and consumers at the ground level.   Under this model, consumer liaisons can help with guidance, suggesting further products and services to create value for our clients.

2.

Marketing, Communications and Social Messaging - Another of StepOne Personal Health’s core competencies is our unique position in the area of marketing and communications.  StepOne Personal Health engages with social and marketing experts to accommodate the broadest reach of likely target consumers with the most succinct message for maximum draw.  Bi-weekly meetings ensure that our message is direct, timely and relevant, possesses a strong social presence and is actionable.  We have found through our strategic communications relationships that all current successful 21st century marketing/communications initiatives largely depend on the ability of an organization to position its marketing and communications programs squarely within a social context, thereby maximizing the appreciation within our market recognizing current attitudes, news and trends.

3.

Product and Service Delivery - StepOne Personal Health leverages robust health information and data warehousing with a simple and elegant front-end to provide an intuitive, easy-to-use portal as an effective tool in consumer engagement.  David Clymer, SVP of Strategic Initiatives and StepOne Personal Health Partner has developed innovative approaches to health information collection, delivery and storage that has dramatically lowered health costs and given consumers direct access to the same health information once only available to doctors and insurance companies. Leveraging more than 22 years of laboratory services experience, David created one of the first "direct to consumer" lab services in the country that is an integral resource to the StepOne Personal Health value proposition. StepOne Personal Health has also committed to the development of a domestic call center and fulfillment capability as we see these functions as a core competency, assuring top level service delivery and an additioinal means for revenue generation.

4.

Business Operations and Audit - StepOne Personal Health employs tight internal controls to ensure our product and services are delivered continually and on-demand at a competitive price. Additionally, all operations must be maintained under an environment of strict privacy protecting consumer specific health information while effectively and efficiently ensuring the maintenance and dissemination of claims data to insurance companies and cooperating health partners.   Edwina Rains, Director of Client Services is a committed practice administrator with extensive experience in medical oncology and hematology practices with deep subject matter knowledge in affecting tight information exchange with the insurance clearinghouse and third-party administrators.

5.

Finance and Accounting – Our finance and accounting group ensures proper GAAP procedures are followed under a typical healthcare reimbursement environment.

6.

Planning and Analysis - Our senior management team is continually soliciting business process improvement from all levels and functional members of our team.  We’ve found that soliciting feedback from our internal team as well as responding to market and consumer demands allows us to ensure that strategic initiatives closely align with our mission, vision and values.  Additionally, the analytical function assures the proper appraisal of past results and their importance in future strategic planning.

This business document contains statements that constitute forward-looking statements about the Company, within the general meaning of the term and within the meaning of applicable securities laws, including financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations. These statements appear in a number of places in this document and include statements regarding our intent, belief or current expectations regarding our customer base, estimates regarding future growth in our different business lines and our global business, market share, financial results and other aspects of our activity and situation relating to the Company. Such forward-looking statements, by their nature, are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those in the forward-looking statements as a result of various factors. Neither this presentation nor any of the information contained herein constitutes an offer of purchase, sale or exchange, nor a request for an offer of purchase, sale or exchange of securities, or any advice or recommendation with respect to such securities.

ADDITIONAL NOTES TO THE COMPANY’S BUSINESS PLAN AND OPERATIONS:

StepOne Personal Health delivers a multitude of personalized and customizable health and diagnostic services that meet the demands of today’s consumer.  Brutalizing StepOne Health’s suite of services, consumers are connected to health diagnostic services (labs and specialized tests), a variety if health related nutrition and durable products along with online and live encounters with board-certified health professionals providing guidance and educational assistance.  A very simple and common user experience would be an online consumer choosing one of StepOne Health’s predefined health experiences which include customized lab panels, diagnostic feedback and a live encounter in person or over the phone with a health expert.  The customer also gets the advantage of a personal, private and portable health record where he, or she can track and trend lab results for a lifetime.

has entered into 2 strategic agreements that provide exclusivity of services.  StepOne Health maintains an exclusive relationship to provide medical and clinical oversight to MyMedLab and its deliverable collateral in the form of lab and diagnostic testing services.  StepOne Health has entered into this agreement for an initial period of 5-years with an auto-renewable 5-year option.  StepOne Health has also entered into an agreement with Assurant Insurance Services to provide back-end facilitation of their lab and diagnostic services to their retail and wholesale clients, including clinical oversight and direction.  This agreement to provide these services is for an initial period of 5-years with an auto-renewable 5-year option. Exhibits and their details are proprietary and are disseminated on a case-by-case basis and not considered for public consumption.

The Company’s current operations involve selling products and services on a limited basis within the current market. Current operations suggest an ARPU (Average Revenue Per User) of approximately $270.07. Under a fully capitalized environment with an expected upswing in volume, the Company is anticipating ARPU at approximately  $184.06, $203.10 and $200.75 respectively for three years looking forward. Variability in ARPU is related to changes in the future product mix as well as returning customer habits.

Through the Company’s current social messaging and marketing efforts, the average health consumer (user) would access the platform / site as any online consumer would .The suite of products and services is available and eligible for insurance reimbursement in some cases. All disclosures are made evident to the user and the flow of funds goes directly from the consumer to the Company.

The Company maintains an active relationship with MyMedLab under cost-plus purchasing. In general, the extended cost to the Company is $20 under the retail price to the consumer. Receipts are split at the transaction level for cash payers and upon receipt of 3rd party payment receipt. The contract with Assurant is a FIVE year agreement to provide backend fulfillment for health and diagnostic services and is automatically renewable thereafter. The Company will recognize $45 per unit of service with Assurant on our co-branded health/diagnostic services to be sold in retail and drugstore locations.

Company Milestones:

•

October 2013 – The Company entered into a preferred partner agreement with 23andme.com

•

November 2013 – The Company completed the first release of its online consumer destination, www.steponehealth.com with successful user acceptance testing.

•

December 2013 – The StepOne Personal Health experience of extended products and services rolls-out to a targeted peer focus group with positive overall feedback on functionality and service level.

•

January 2014 – The Company publically launches its online consumer destination at the Digital Health Forum within the Consumer Electronics Show (CES).  A PR Newswire introduces StepOne Personal Health with favorable reviews.

•

March 2014 – The pre-production release of the StepOne Health retail online shopping mall, representing “best in class” health and consumer wellness products is launched.  The production release with new enhancements was launched in July and new products and services are continually added as an enhancement to the already fully integrated personal and private consumer centric health record.

A.

The Offering

The Company is offering a maximum of 21,000 9% Convertible Preferred Stock Shares at a price of $100.00 per Unit, with all Shares having no par value.

B.

Risk Factors

See “RISK FACTORS” section of this Registration for certain factors that could adversely affect an investment in the Securities Offered.  Those factors include, but are not limited to unanticipated obstacles to execution of the Business Plan, General Economic Factors, the Management’s Inability to Foresee Exuberant Market Downturns and other unforeseen events.

C.

Use of Proceeds

Proceeds from the sale of Securities will be used to invest in the growth of the Company’s Online Medical Technology Business.  See “USE OF PROCEEDS” section.

D.

Minimum Offering Proceeds - Escrow of Subscription Proceeds

The Company has set a minimum offering proceeds figure (the “minimum offering proceeds”) for this Offering of $100,000.  The Company has established an Escrow Account where all investment funds will be deposited until the minimum of $100,000 in investment capital is achieved.  After the Minimum Offering Proceeds have been reached, all proceeds will be released from the investment account and utilized by the Company. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction. All proceeds from the sale of Shares after the Minimum Offering Proceeds has been achieved will be delivered directly to the Company.

E.

Preferred & Common Stock Shares

Upon the sale of the maximum number of 9% Convertible Preferred Stock Shares from this Offering, the number of issued and outstanding Preferred Stock Shares of the Company’s Preferred stock will be held as follows:

o

Company Founders

&  Current Shareholders

0%

o

New Shareholders

100%

Upon the sale of the maximum number of 9% Convertible Preferred Stock Shares from this Offering, the number of issued and outstanding Common Stock Shares of the Company’s Common Stock will be held as follows:

o

Company Founders

&  Current Shareholders

96%

o

New Shareholders

04%

F.

Company Dividend Policy

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future to Common Stock Holders.

G.

Company Share Purchase Warrants

The Company has no outstanding warrants for the purchase of shares of the Company’s Common Stock. Additionally, the Company has no outstanding warrants for the purchase of the Company’s Stock.

H.

Company Stock Options

The Company has not issued any stock options to current and/or past employees or consultants.

I.

Company Convertible Securities

The Company, at the completion of this Offering will have 8,400 9% Convertible Preferred Stock Shares Issued.

•

Terms of Conversion or Repurchase by the Company:

o

All 9% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 2nd, 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

▪

YEAR 2: (Shareholder Conversion Option)

•

At anytime during the second year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 3: (Shareholder Conversion Option)

•

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 4: (Optional Conversion Option)

•

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 10%  of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 5: (Optional & Mandatory Conversion Options)

•

Optional: At anytime during the fourth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each unit of the Company’s Convertible 9% Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 9% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 9% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

The Company has not issued any additional Convertible Securities other than those listed and detailed above.

J.

Stock Option Plan

The Board has not adopted a stock option plan. If a plan is adopted in the future, the plan will administered by the Board of Directors or a committee appointed by the board (the “committee”). The committee will have the authority to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted.

K.

Reporting

The Securities and Exchange Commission, nor any other Federal or Securities Enforcement Entities, requires the Company to required to furnish you with quarterly un-audited financial reports and an annual audited financial report. As part of an agreement with the Alternative Securities Market, that Company has agreed to furnish you with quarterly un-audited financial reports and an annual audited financial report through a public listing on the ASMX (http://www.ASMX.CO and/or http://www.AlternativeSecuritiesMarket.com). After the Filing of SEC Form 10 or an SEC S-1 Registration Statement with the United States Securities and Exchange Commission (“SEC”), the Company will be required to file reports with the SEC under 15(d) of the Securities Act. The reports will be filed electronically. The reports required are forms 10-K, 10-Q and 8-K. You may read copies of any materials the Company files with the SEC at www.AlternativeSecuritiesMarket.com, www.ASMX.CO, or at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet Site that will contain copies of the reports that the Company files electronically. The address for the Internet site is www.sec.gov.

L.

Stock Transfer Agent

The Company will serve as its own registrar and transfer agent with respect the Offering.

M.

Subscription Period

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 20,000 9% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”). The Company has set an investment minimum of $100,000 USD before the Company will have access to the Investment Proceeds, which means all investment dollars invested in the Company prior to reaching the minimum of $100,000 will be held in an investment escrow account, and only after $100,000 in securities has been sold to investors (One Hundred 9% Convertible Preferred Stock Shares) will the Company have access to the Investment Proceeds. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction

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Q.

TERSM AND CONDITIONS

The following is a summary of the certain principal terms of Stock Ownership in StepOne Personal Health, Inc.

The Company	StepOne Personal Health, Inc. is a Delaware Stock Corporation.
Company Managers	Biographies of all Managers can be found starting on Page 44 of this Offering.

Minimum Capital Commitment	Each investor will be required to make an investment of a minimum of one 9% Convertible Preferred Stock Shares.
The Offering

The Company is seeking capital commitments of $2,100,000 from Investors.  The securities being offered hereby consists of up to 21,000 9% Convertible Preferred Stock Shares of the Company, priced at $100.00 per Unit subject to the Company’s discretion to increase the size of the offering.  The purchase price for the stock interests is to be paid in cash as called by the Company.

Conversion Option / Mandatory Conversion Investment Period

All 9% Convertible Preferred Stock Shares must be converted to Company Common Stock, either in the second, third, fourth or fifth year under the following terms and conditions at the Shareholder’s Option:

•

Year 2: (Shareholder Conversion Option)

Shareholder Option: At anytime during the second year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Year 3: (Shareholder Conversion Option)

Shareholder Option: At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Year 4: (Shareholder Conversion Option)

Shareholder Option: At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 10% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

Term of the Offering

•

Year 5: (Optional & Mandatory Conversion Option)

Shareholder Option: At any time during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 9% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 9% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 20,000 9% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”). The Company has set an investment minimum of $100,000 USD before the Company will have access to the Investment Proceeds, which means all investment dollars invested in the Company prior to reaching the minimum of $100,000 will be held in an Escrow Account, and only after $100,000 in securities has been sold to investors (One Hundred 9% Convertible Preferred Stock Shares) will the Company have access to the Investment Proceeds. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction

Voting Rights	Preferred Stock has NO VOTING RIGHTS
Distributions

The Company has never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future for our Common Stock. Any future determination to declare dividends on our Common Stock will be made at the discretion of our board of directors, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

Reports to Investors

The Company's Accounting Firm will furnish to the investors after the close of each fiscal year an annual report containing audited financial statements of the Company prepared in accordance with “Generally Accepted Accounting Principles” (GAAP) and a statement setting forth any distributions to the investors for the fiscal year.  The Company will also furnish un-audited quarterly statements to investors.

Valuations

The Company Managers will, at least once per year, perform an internal valuation of the Company’s assets, using accepted valuation techniques, to establish the fair market value of each asset as the end of such year.  The fair market value of the assets will be deemed to be the ownership interest in each asset valued at the current capitalization rate for each market.  In addition, detailed financial modeling will be performed using “current market assumptions” and discounted cash flow analysis.

Indemnification Listings and Admissions to Trading

The Company will indemnify, defend and hold the Company Managers, the members of the Board of Directors harmless from and against any losses, damages, costs that relate to the operations of the Company, unless the Company Manager(s) acted in an unethical manner related to directing investments.

Applications are expected to be prepared for listing the Company’s Securities to be admitted to the Exchange's Official List and for Trading Market of the New York Stock Exchange or NASDAQ Microcap Markets within 24-48 Months.

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ITEM 7.  DESCRIPTION OF PROPERTY.

The Company does not own any real estate. The Company currently rents office spaces at 509 South Wall Avenue, Joplin, Missouri 64801. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 8. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATION

The following discussion and analysis of the Company’s Financial Condition and results of operations should be read in conjunction with the Company’s consolidated financial statements. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The Company’s actual results and timing may differ from those anticipated in these forward-looking statements and planning as a result of many factors, including those discussed under “Risk Factors” and elsewhere in the prospectus.

The Company is a Developmental Stage Company with limited operating history:

The Company was originally formed as “BioHub, LLC” in May of 2010 in the State of Delaware. The Company converted to a Delaware Stock Corporation and changed its name to “StepOne Personal Health, Inc” in November of 2014.  Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that StepOne Personal Health, Inc. will operate profitably.

Overview:

StepOne Personal Health, Inc., is a dynamic technology company fostering wellness and longevity by personalized, preventative health advice seamlessly to its users. The Company empowers people with knowledge-based solutions which link them up to evidence-based medical, lifestyle and wellness advice – all personalized based on the client’s risk factors. The Company pushes the envelope further by developing the world’s first effective social network, which is custom built to inspire lifestyle changes by transforming advice into action.

The Company believes that its distribution model allows for rapid placement of the Company’s products and services, and will generate long-lasting recurring customer use of the Company’s products and services, leading to recurring revenues. The Company’s mission is to grow into a profitable world-wide wellness and longevity technology company.

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ITEM 9. DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

(a)  Directors and Executive Officers.

A. Directors and Executive Officers.  The current officer and director will serve for one year or until his respective successor(s) are elected and qualified.

Name

Position

Mr. Craig Brandman, MD (Age: 66)

Chief Executive Officer & Chief Financial Officer

Chairman of the Board of Directors

Dr. Brandman is a UCLA trained cardiologist. After practicing in the San Francisco Bay Area for many years, Dr. Brandman became a successful entrepreneur in and out of the healthcare industry.  For more than 20 years, Craig has brought his comprehensive knowledge of the business of medicine, the clinical requirements of daily practice, and the benefits of technology to health care organizations. Craig was co-founder and CEO of MEDILINQ in addition to creating two other companies including LawPlus, which provided communications solutions to the legal community; and GryphonCA, which provided secure communications solutions to the health care and legal services industries. Before developing these successful companies, Craig was Managing Partner responsible for all clinical services and initiatives for a $65 million physician-management services organization. He has first-hand knowledge of medical transcription, and has harvested its benefits to produce cost-savings for several organizations.  Craig received his MD from the SUNY-Downstate Medical Center in New York, and his postgraduate training in Cardiology at the Harbor General Campus of UCLA Medical Center in Los Angeles.  Craig is also our Chief Medical Officer and oversees all medical policy and review as well as the oversight of our medical professionals.

Mr. David Clymer(Age: 49)

Senior Vice President of Strategic Initiatives

Member of the Company’s Board of Directors

David began his career as a regional lab provider in Missouri in 1993. David created MyMedLab, allowing consumers to make informed health care choices for themselves and their families. In 2004 industry leading health providers and the power of the internet took MyMedLab nationwide to becaome one of the first direct-to-consumer lab services in the nation.  David still maintains his capacity as CEO of MyMedLab and supplies a critical back-end function and a valuable strategic partnership.  David graduated from Southeast Missouri State University.

Mr. Ferris Taylor (Age: 65)

Affordable Care Strategic Liaison

 Member of the Company’s Board of Directors

Ferris is currently the Vice President of Strategy and Planning for Arches Health Plan, a nonprofit health insurance company and CO-OP owned solely by its members for the purpose of participation under the Affordable Care Act.  Taylor has more than 30 years of experience in health care, technology and consulting services.  Ferris is responsible for StepOne Personal Health strategic planning as it relates to the new legislation under the Affordable Care Act.  Taylor founded Pragmatic Health Care Solutions, a health care strategy and marketing consulting firm and from 2003 to 2008, Taylor was vice president of strategic marketing and payer market strategy for Ingenix (now Optum),one of the industry’s largest health information technology companies and part of UnitedHealth Group. Additionally, Taylor has also served as the marketing and information services executive for Harvard Community Health Plan, now HPHC and as vice president of marketing and planning for North Shore Medical Center in Salem, Mass, the six community hospital system of Partners Healthcare.  A graduate of Brigham Young University in nuclear physics with a minor in Spanish, Taylor holds an MBA with an emphasis in finance and quantitative economics. He is also a graduate of the GHAA/AHIP Executive Program in Managed Care from the University of Missouri.

Mr. Brett Trusko (Age: 50)

Strategic Advisor

Brett is the Executive Director of the Texas Institute for Smart Health at Baylor College of Medicine in Houston, Texas. He spends his time finding ways to use innovation and technology to streamline the healthcare experience. He understands health at the level of the data. More. Brett’s passion is uncovering the patterns in data that can connect the pieces together. His field of informatics is driving a health revolution by letting real people track changes in their health over a lifetime.

Mr. Jeff Gary (Age: 52)

Senior Vice President of Business Development

Jeff is a senior healthcare executive with over 20 years of experience in the health care industry. Jeff was the founder and principal owner of Stratabex LLC, a healthcare business development and consulting firm focused on innovation, quality, and revenue growth and trend mitigation solutions.  Jeff is instrumental in developing pipeline strategies in the enterprise arena with medium to large employer groups.  Jeff specializes in working with large self-insured employer groups as they are uniquely positioned to take advantage of the StepOne Personal Health service offerings outside the traditional fee-for-service delivery model.

Ms.Gregg Hill (Age: 50)

Director of Clinical Services

Gregg is a business and healthcare professional with more than 25 years of experience in business process development, patient care and health organization creation. Prior to his role at StepOne Health, Gregg was one of the founding members, practicing physician assistant and analytics lead for Crossover Health, developing and launching workplace health centers and systems for Apple Computer, Facebook and Applied Materials in the Silicon Valley area.  Gregg has specific expertise in EMR migration technologies including training and development for Kaiser Permenante’s Health Connect system born in 2007. Gregg has additional deep knowledge in emerging market business systems as a consulting manager for Accenture in Houston, providing client financial due diligence pursuant to Accenture’s IPO in 2002.  Gregg currently holds his board certification as a Physician Assistant, and is the director for StepOne Health’s clinical development standards, consumer messaging, clinical staffing and management of a team of professionals, executing virtual consumer health and wellness services.

Ms.Cheryl Lawson (Age: 50)

Director of Social Marketing

Cheryl Lawson brings corporate marketing, entrepreneurial acumen and deep social media marketing and public relations expertise to StepOne Health.  Cheryl has been a member of the StepOne Health team since it’s inception and will join the company as Director of Communications in 2014. As Communications Director, Cheryl leads the company’s PR, social media marketing, and community management initiatives. In addition, she is responsible for developing the company’s media and blogger outreach efforts.  Before joining StepOne Health, Cheryl served as marketing manager for Fleetwood Enterprises. As marketing manager, Cheryl was in charge of creating the RV division's digital content. Before Fleetwood, Cheryl was a District Manager for General Motors’ Pontiac Division. During her ten-year career with GM, Cheryl led corporate to dealer communications in several major markets. Cheryl is the founder of social marketing firm Party Aficionado, LLC where she helps small businesses create social marketing strategies and PR plans. In 2010, Cheryl founded Social Media Tulsa a group that has now become the area’s most active social media community. At Social Media Tulsa, Cheryl uses social media, conferences, meetups, and tweetups to connect the areas bloggers, and digital marketing enthusiasts with thought leaders and technology companies from around the globe. Cheryl is a believer in personalized health and advocates for more consumer-focused discussions online and during conferences. Cheryl holds a BA from Southern University in Baton Rouge and a MBA from Nova Southeastern University. She is a marketing course developer for the University of California’s Extension Center where she created the course curriculum for the programs social media marketing course among others. Cheryl continues to serve as adjunct professor at UCR.

Ms.Edwina Raines (Age 54)

Director of Provider Relations

Edwina is a committed practice administrator with extensive experience in medical oncology and hematology practices with deep subject matter knowledge in affecting tight information exchange with the insurance clearinghouse and third-party administrators.  Edwina has developed the StepOne Personal Health process for client billing and assurance that all consumers enjoy the highest level in client satisfaction.

B. Significant Employees.   All Members of StepOne Personal Health, Inc. as listed above are each considered "Significant Employees", and are each "Executive Officers" of the Company. The Company would be materially adversely affected if it were to lose the services of any member of StepOne Personal Health, Inc. listed above as each he has provided significant leadership and direction to the Company.

C. Family Relationships. None

D. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, any criminal proceedings and any judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past three years.

E. Legal proceedings.  There are not presently any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

ITEM 10.   EXECUTIVE COMPENSATION.

In October of 2014, the Company adopted a compensation program for Company Management. Accordingly, Management of StepOne Personal Health, Inc. will be entitled to receive an annual salary of:

Mr. Craig Brandman, Chief Executive Officer & Chief Financial Officer

$108,000

Mr. Jeff Gary, Senior Vice President of Business Development

$80,000

Ms. Chelia Potts Laurance, Director of Operations

$65,000

Mr.Gregg Hill, Director of Clinical Services

$80,000

Ms. Edwina Raines, Director of Provider Relations

$65,000

NOTE: No compensation has been accrued nor will any compensation be accrued or paid until the Company has satisfactorily raised the minimum capital within the terms of this Regulation A Offering. The Company’s Executive Management and extended team have elected to have all salaries deferred and not-accrued to this Offering. Therefore, the Company does not intend to distribute any funds related to past performance.

Officer Compensation

The Company does not currently pay any cash fees to any Officer of the Company beyond those listed above.

Directors and Advisors Compensation

The Company does not currently pay any cash fees to any Director or Advisor of the Company or any member or employee of the Company beyond those listed above.

Stock Option Grants

The Company does not currently have any outstanding Stock Options or Grants.

Significant Employees

The Company has no significant employees other than the Company Managers named in this prospectus.

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ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of the date of this Registration Statement, the number of shares of Preferred Stock and Common Stock owned of record and beneficially by  executive  officers,  directors  and  persons  who  hold  5% or  more of the outstanding Common Stock of the Company.  Also included are the shares held by all executive officers and directors as a group. In December of 2014, the Company converted from a Delaware Limited Liability Corporation to a Delaware Stock Corporation. Upon its conversion, the Company issued 100% of its issued Common Stock (100,000 Shares) to:

Name & Address	Amount Owned Prior to Offering	Amount Owned After Offering
Mr. David Clymer Senior Vice President 509 South Wall Avenue Joplin, Missouri 64801	Common Stock: 25,000 Shares (25%) Preferred Stock: No Shares	Common Stock: 25,000 Shares (25%) Preferred Stock: No Shares
Mr. Craig Brandman Chief Executive Officer & CEO 509 South Wall Avenue Joplin, Missouri 64801	Common Stock: 26,500 Shares (26.5%) Preferred Stock: No Shares	Common Stock: 26,500 Shares (26.5%) Preferred Stock: No Shares
Mr. Steven Thomas Shareholder 509 South Wall Avenue Joplin, Missouri 64801	Common Stock: 12,500 Shares (12.5%) Preferred Stock: No Shares	Common Stock: 12,500 Shares (12.5%) Preferred Stock: No Shares
Mr. Ferris Taylor Affordable Care Liaison 509 South Wall Avenue Joplin, Missouri 64801	Common Stock: 5,000 Shares (5%) Preferred Stock: No Shares	Common Stock: 5,000 Shares (5%) Preferred Stock: No Shares
Ms. Chelia Potts Director of Operations 509 South Wall Avenue Joplin, Missouri 64801	Common Stock: 5,000 Shares (5%) Preferred Stock: No Shares	Common Stock: 5,000 Shares (5%) Preferred Stock: No Shares
Mr. Jeff Gray Senior Vice President 509 South Wall Avenue Joplin, Missouri 64801	Common Stock: 3,000 Shares (3%) Preferred Stock: No Shares	Common Stock: 3,000 Shares (3%) Preferred Stock: No Shares
Ms. Edwina Rains Director of Provider Relations 509 South Wall Avenue Joplin, Missouri 64801	Common Stock: 3,000 Shares (3%) Preferred Stock: No Shares	Common Stock: 3,000 Shares (3%) Preferred Stock: No Shares
Mr.Greg Hill Director of Clinical Services 509 South Wall Avenue Joplin, Missouri 64801	Common Stock: 3,000 Shares (3%) Preferred Stock: No Shares	Common Stock: 3,000 Shares (3%) Preferred Stock: No Shares
Mr. James Cunningham Shareholder 509 South Wall Avenue Joplin, Missouri 64801	Common Stock: 2,500 Shares (2.5%) Preferred Stock: No Shares	Common Stock: 2,500 Shares (2.5%) Preferred Stock: No Shares
Alternative Securities Markets Group Corporation Underwriter & Advisor 4136 Del Rey Avenue Marina Del Rey, California 90292	Common Stock: 1,000 Shares (1.0%) Preferred Stock: No Shares	Common Stock: 1,000 Shares (1.0%) Preferred Stock: No Shares
Alternative Securities Market, LLC Broker Dealer 4136 Del Rey Avenue Marina Del Rey, California 90292	Common Stock: No Shares Preferred Stock: No Shares	Common Stock: 4,000 Shares (4.0%) Preferred Stock: No Shares

(*) Upon qualification of this Registration Statement, the Company will issue 1,000 (ONE THOUSAND) shares of its Common Stock to Alternative Securities Markets Group Corporation under Section 4(a)(2) of the Securities Act of 1933, as amended.

Mr. Weslie W. Johnson is the Chief Executive Officer of Alternative Securities Markets Group Corporation, and owns 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

Mr. Rich Moniak is the Chief Operations Officer of Alternative Securities Markets Group Corporation and owns 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

Mr. Steven J. Muehler is the Chief Financial Officer and Senior Compliance Officer of Alternative Securities Markets Group Corporation and owns 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

Mr. Koorosh Rahimi is the President of Asset Management for Alternative Securities Markets Group Corporation and owns 5% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

Mr. David Dobkin is the President of Investment Banking for Alternative Securities Markets Group Corporation and owns 5% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

In accordance with the Company agreement with Alternative Securities Market, LLC, the Company shall place into escrow and issue up to FOUR THOUSAND Shares of Common Stock (the “Escrowed Common Stock”) as follows:

•

20% (800 of the escrowed 4,000 Shares of Common Stock) of the Escrowed Common Stock Shares to be released to Alternative Securities Market, LLC fully diluted upon successful capitalization of the Company to 20% of this Offering ($420,000 of this $2,100,000 Offering)

•

20% (a second 800 Common Stock Shares of the escrowed 4,000 Shares of Common Stock) of the Escrowed Common Stock Shares to be released to Alternative Securities Market, LLC fully diluted upon successful capitalization of the Company to 20% of this Offering ($840,000 of this $2,100,000 Offering)

•

20% (a third 800 Common Stock Shares of the escrowed 4,000 Shares of Common Stock ) of the Escrowed Common Stock Shares to be released to Alternative Securities Market, LLC fully diluted upon successful capitalization of the Company to 20% of this Offering ($1,260,000 of this $2,100,000 Offering)

•

20% (a fourth 800 Common Stock Shares of the escrowed 4,000 Shares of Common Stock ) of the Escrowed Common Stock Shares to be released to Alternative Securities Market, LLC fully diluted upon successful capitalization of the Company to 20% of this Offering ($1,680,000 of this $2,100,000 Offering)

•

20% (a fifth 800 Common Stock Shares of the escrowed 4,000 Shares of Common Stock ) of the Escrowed Common Stock Shares to be released to Alternative Securities Market, LLC fully diluted upon successful capitalization of the Company to 20% of this Offering ($2,100,000 of this $2,100,000 Offering).

ITEM 12. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS.

Related Party Transactions

Our majority stockholder(s) are Mr. David Clymer, a member of the Company’s Board of Directors and Mr. Craig Brandman, the Company’s Chief Executive Officer together own the majority of the issued and outstanding controlling Stock Shares of StepOne Personal Health, Inc. Consequently these shareholders control the operations of the Company and will have the ability to control all matters submitted to stockholders for approval, including:

•

Election of the board of directors;

•

Removal of any directors;

•

Amendment of the Company’s certificate of incorporation or bylaws;   and

•

Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Mr. David Clymer & Mr. Craig Brandman will thus have complete control over the Company’s management and affairs.  Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock. This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 11 of Form 1-A, Model B.

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ITEM 13. SECURITIES BEING OFFERED.

9% Convertible Preferred Stock Shares

A maximum of TWENTY-ONE THOUSAND 9% Convertible Preferred Stock Shares are being offered to the public at $100.00 9% Convertible Preferred Stock Unit. A Minimum of $100,000 will need to be received from this Offering for the Company to receive proceeds from the Sale of any Securities of this Offering. A maximum of $2,100,000 will be received from the offering. All Securities being offered by the Company through this offering, and no Securities are being offered by any selling shareholders of the Company. The Company will receive all proceeds from the sale of its Securities after the Company has secured $100,000 from the sale of Securities through this Offering.  If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

o

All 9% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 2nd, 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

▪

YEAR 2: (Shareholder Conversion Option)

•

At anytime during the second year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 3: (Shareholder Conversion Option)

•

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 4: (Optional Conversion Option)

•

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 10%  of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 5: (Optional & Mandatory Conversion Options)

•

Optional: At anytime during the fourth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each unit of the Company’s Convertible 9% Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 9% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 9% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

This Offering Circular relates to the offering (the “Offering”) of up to 21,000 9% Convertible Stock Shares in StepOne Personal Health, Inc. The Securities offered through this Offering have no voting rights until the securities are converted to Common Stock Shares of the Company per the terms and conditions detailed in this Offering. The Offering will commence promptly after the date of this Offering Circular and will close upon the earlier of (1) the sale of 21,000 9% Convertible Preferred Stock Shares,

(2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

Dr. Craig Brandman is the Chief Executive Officer of StepOne Personal Health, Inc. and currently owns TWENTY-SIX THOUSAND FIVE HUNDRED (26,500) Common Stock Shares of the Company, which is 26.5% of the Company’s total number of the current Common Stock Issued and Outstanding. No Common Stock is being issued in this Offering. Upon completion of this Offering, the Company will have 21,000 Shares of Preferred Stock Issued to Shareholders.

This Offering is being conducted on a “best-efforts” basis.

The Securities to be offered with this proposed offering shall be initially offered by Company, mainly by Messers, Clymer and Brandman, each Executive Officers of the Company, through a web-based platform called the “Alternative Securities Market Exchange”. The Alternative Securities Markets Group Corporation is the Owner and Operator of the Alternative Securities Market, and the terms of its operations can be found in the Exhibits of this Registration Statement. The Alternative Securities Market Exchange can be accessed at: http://www.ASMX.CO and/or http://www.AlternativeSecuritiesMarket.com. Members of the Company will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

In August of 2015, Alternative Securities Market, LLC filed as a Broker Dealer in the States of New York and California. Upon successful completion of Alternative Securities Market, LLC’s Broker Dealer Registration, Alternative Securities Market, LLC will be the Prime Securities Broker for the Securities Offered with this proposed offering. Alternative Securities Market, LLC will offer the securities to the general investing public through a web-based platform called the “Alternative Securities Market Exchange”. The Alternative Securities Markets Group Corporation is the Owner and Operator of the Alternative Securities Market Exchange (the “ASMX”), and the terms of its operations can be found in the Exhibits of this Registration Statement. The Alternative Securities Market Exchange can be accessed at: http://www.ASMX.CO and/or http://www.AlternativeSecuritiesMarket.com. Alternative Securities Market, LLC is a subsidiary of Alternative Securities Markets Group Corporation.

The Securities will be offered for sale at a fixed price of $100.00 USD per 9% Convertible Preferred Stock Unit. If all Securities are purchased, the gross proceeds to the Company will be $2,100,000.00 USD. The Company has set an investment minimum of $100,000 USD before the Company will have access to the Investment Proceeds, which means all investment dollars invested in the Company prior to reaching the minimum of $100,000 will be held in an Escrow Account, and only after $100,000 in securities has been sold to investors (One Thousand 9% Convertible Preferred Stock Shares) will the Company have access to the Investment Proceeds. Accordingly, all Investment Funds after the Investment Minimum has been achieved, will become immediately available to the Company and may be used as they are accepted. Investors will not be entitled to a refund once the Investment Minimum of $100,000 is achieved, and all Investors will be subject to the terms, conditions and investment risks associated with this investment.

Except as expressly provided in this Offering, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Offering, or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of Delaware for agreements made in and to be performed in the state of Delaware. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

NOTICE:  By executing a Subscription Agreement for this Offering, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

(a) Description of Company Common Stock.

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 100,000,000 shares of Common stock, $0.001 par value per share (the "Common Stock"). As of August 1st, 2015 – 100,000 shares of Common Stock were issued and outstanding.

All outstanding shares of Common Stock are of the same class and have equal rights and attributes.  The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities.  The stockholders do not have cumulative or preemptive rights.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 1-A. No Common Stock is being offered in the Offering Circular.

(b) Background Information on the Preferred Stock.

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 1,000,000 shares of Preferred stock, no par value per share (the "Preferred Stock"). As of August 1st, 2015 – NO  Preferred Stock Shares were issued and outstanding. Upon the completion of this Offering, TWENTY-ONE THOUSAND shares of Preferred Stock will be issued and outstanding.

(c) Other Debt Securities.     None.

(d) Other Securities to Be Registered.     None.

Security Holders

As of August 1st, 2015, there were 100,000 shares of our Common Stock outstanding, which were held of record by approximately 10 stockholders, not including persons or entities that hold the stock in nominee or "street" name through various brokerage firms.

As of August 1st, 2015, there were NO shares of our Preferred Stock outstanding, which were held of record by approximately 0 stockholders, not including persons or entities that hold the stock in nominee or "street" name through various brokerage firms.

Dividends

The Company has never declared or paid cash dividends on its Common Stock Shares. The Company currently intends to retain all available funds and future earnings for use in the operation of Company business and does not anticipate paying any cash dividends in the foreseeable future to holders of our Common Stock. Any future determination to declare dividends for the Company's Common Stock Shares will be made at the discretion of our board of directors, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

Indemnification of Directors and Officers:

The Company is incorporated under the laws of Delaware. Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts  paid in  settlement  in  connection  with  various  actions,  suits  or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, and a vote of stockholders or disinterested directors or otherwise.

The Company's Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Delaware’s General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

Delaware’s General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•

any breach of the director’s duty of loyalty to the corporation or  its stockholders;

•

acts or omissions not in good faith or which involve intentional  misconduct or a knowing violation of law;

•

payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•

any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.  Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

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FINANCIAL STATEMENTS SECTION:

“Un-Audited”

2015 2Q Balance Sheet	54
2015 2Q Statement of Revenue and Expense	56
2015 2Q Statement of Shareholder equity	57
2015 2Q Cashflow Statement	58
2015 2Q Financial Statement Disclosure Statement	58
2015 1Q Balance Sheet	60
2015 1Q Statement of Revenue and Expense	62
2015 1Q Statement of Shareholder equity	63
2015 1Q Cashflow Statement	64
2015 1Q Financial Statement Disclosure Statement	64
2014 Balance Sheet	66
2014 Statement of Revenue and Expense	68
2014 Statement of Shareholder Equity	69
2014 Cash Flow Statement	70
2014 Financial Statement Disclosure Statement	70
2013 Balance Sheet	72
2013 Statement of Revenue and Expense	74
2013 Statement of Shareholder Equity	75
2013 Cashflow Statement	76
Signatures	78

2015 QUARTER ENDING
StepOne Personal Health
BALANCE SHEET (Unaudited)
June 30, 2015

ASSETS

Cash	$ 59,455
Accounts receivable	-
Pre-paid expenses	-
Deposits	-
Other Technology Investment	350,000
Total assets	$ 409,455

LIABILITIES AND OWNERS' EQUITY

Accounts payable	$ -
Other	-
Total Liabilities	-

Owner's equity:
Paid in capital / retained earnings	$ 409,455
Total liabilities and owners' equity	$ 409,455

I certify these financial statements to be true and accurate

Name: Craig Brandman
Title: CEO

QUARTER ENDING
StepOne Personal Health
STATEMENT OF REVENUE AND EXPENSES (Unaudited)
For the period of April 1, 2015 through June 30, 2015

REVENUE

Sales	$ 7,200

EXPENSES

Salaries & Wages	$ -
General and Administrative	-
Technology Expense	-
Travel and Entertainment	-
Legal	-

Net Income (Loss)	$ 7,200

I certify these financial statements to be true and accurate

Name: Craig Brandman
Title: CEO

QUARTER ENDING
StepOne Personal Health
STATEMENT OF OWNERS' EQUITY (Unaudited)
For the period of April 1, 2015 through June 30, 2015

Capital Contributions	$ 402,255

Net Income (Loss)	$ 7,200

Balance, June 30, 2015	$ 409,455

I certify these financial statements to be true and accurate

Name: Craig Brandman
Title: CEO

QUARTER ENDING
StepOne Personal Health
STATEMENT OF CASH FLOWS (Unaudited)
For the period of April 1, 2015 through June 30, 2015

Beginning Cash	$ 52,255
Cash flows from operating activities
Net income	$ 7,200
Adjustments	$ -

Changes in assets and liabilities
Prepaid expense	$ -
Accounts payable and accrued expenses	$ -
Due to affiliates	$ -
Net cash provided by operating activities	$ 7,200

Cash flows from investing activities
Technology in progress	$ -
Increase in deposits	$ -

Net cash used in investing activities	$ -

Cash flows from financing activities	$ -
Contributions from members	$ -
Additions to deferred financing costs	$ -
Loans from owners'	$ -
Loan repayments to owners'	$ -

Net cash provided by financing activities	$ -

NET INCREASE (DECREASE) IN CASH	$ 7,200

Cash, June 30, 2015	$ 59,455

I certify these financial statements to be true and accurate

Name: Craig Brandman
Title: CEO

The accompanying unaudited Consolidated Financial Statements have been prepared in accordance with U.S. GAAP, which requires management to make estimates and assumptions that affect amounts reported in the Consolidated Financial Statements and accompanying disclosures. Although these estimates are based on management’s best knowledge of current events and actions that the Company may undertake in the future, actual results may differ from those estimates. The Consolidated Financial Statements reflect all adjustments of a normal, recurring nature that are, in the opinion of management, necessary for a fair presentation of results for the periods reported.

2015 QUARTER ENDING
StepOne Personal Health
BALANCE SHEET (Unaudited)
March 31, 2015

ASSETS

Cash	$ 52,255
Accounts receivable	-
Pre-paid expenses	-
Deposits	-
Other Technology Investment	350,000
Total assets	$ 402,255

LIABILITIES AND OWNERS' EQUITY

Accounts payable	$ -
Other	-
Total Liabilities	-

Owner's equity:
Paid in capital / retained earnings	$ 402,255
Total liabilities and owners' equity	$ 402,255

I certify these financial statements to be true and accurate

Name: Craig Brandman
Title: CEO

QUARTER ENDING
StepOne Personal Health
STATEMENT OF REVENUE AND EXPENSES (Unaudited)
For the period of January 1, 2015 through March 31, 2015

REVENUE

Sales	$ 6,250

EXPENSES

Salaries & Wages	$ -
General and Administrative	-
Technology Expense	-
Travel and Entertainment	-
Legal	-

Net Income (Loss)	$ 6,250

I certify these financial statements to be true and accurate

Name: Craig Brandman
Title: CEO

QUARTER ENDING
StepOne Personal Health
STATEMENT OF OWNERS' EQUITY (Unaudited)
For the period of January 1, 2015 through March 31, 2015

Capital Contributions	$ 396,005

Net Income (Loss)	$ 6,250

Balance, March 31 2015	$ 402,255

I certify these financial statements to be true and accurate

Name: Craig Brandman
Title: CEO

QUARTER ENDING
StepOne Personal Health
STATEMENT OF CASH FLOWS (Unaudited)
For the period of January 1, 2015 through March 31, 2015

Beginning Cash	$ 46,005
Cash flows from operating activities
Net income	$ 6,250
Adjustments	$ -

Changes in assets and liabilities
Prepaid expense	$ -
Accounts payable and accrued expenses	$ -
Due to affiliates	$ -
Net cash provided by operating activities	$ 6,250

Cash flows from investing activities
Technology in progress	$ -
Increase in deposits	$ -

Net cash used in investing activities	$ -

Cash flows from financing activities	$ -
Contributions from members	$ -
Additions to deferred financing costs	$ -
Loans from owners'	$ -
Loan repayments to owners'	$ -

Net cash provided by financing activities	$ -

NET INCREASE (DECREASE) IN CASH	$ 6,250

Cash, March 31 2015	$ 52,255

I certify these financial statements to be true and acurate

Name: Craig Brandman
Title: CEO

The accompanying unaudited Consolidated Financial Statements have been prepared in accordance with U.S. GAAP, which requires management to make estimates and assumptions that affect amounts reported in the Consolidated Financial Statements and accompanying disclosures. Although these estimates are based on management’s best knowledge of current events and actions that the Company may undertake in the future, actual results may differ from those estimates. The Consolidated Financial Statements reflect all adjustments of a normal, recurring nature that are, in the opinion of management, necessary for a fair presentation of results for the periods reported.

2014 ANNUAL
StepOne Personal Health
BALANCE SHEET (Unaudited)
December 31, 2014

ASSETS

Cash	$ 46,005
Accounts receivable	-
Pre-paid expenses	-
Deposits	-
Other Technology Investment	350,000
Total assets	$ 396,005

LIABILITIES AND OWNERS' EQUITY

Accounts payable	$ -
Other	-
Total Liabilities	-

Owner's equity:
Paid in capital / retained earnings	$ 396,005
Total liabilities and owners' equity	$ 396,005

I certify these financial statements to be true and acurate

Name: Craig Brandman
Title: CEO

ANNUAL
StepOne Personal Health
STATEMENT OF REVENUE AND EXPENSES (Unaudited)
For the period of January 2014 through December 31, 2014

REVENUE

Sales	$ 33,505

EXPENSES

Salaries & Wages	$ -
General and Administrative	-
Technology Expense	-
Travel and Entertainment	-
Legal	-

Net Income (Loss)	$ 33,505

I certify these financial statements to be true and acurate

Name: Craig Brandman
Title: CEO

ANNUAL
StepOne Personal Health
STATEMENT OF OWNERS' EQUITY (Unaudited)
For the period of January 2014 through December 31, 2014

Capital Contributions	$ 362,500

Net Income (Loss)	$ 33,505

Balance, December 31, 2014	$ 396,005

I certify these financial statements to be true and acurate

Name: Craig Brandman
Title: CEO

ANNUAL
StepOne Personal Health
STATEMENT OF CASH FLOWS (Unaudited)
For the period of January 2014 through December 31, 2014

Beginning Cash	$ 12,500
Cash flows from operating activities
Net income	$ 33,505
Adjustments	$ -

Changes in assets and liabilities
Prepaid expense	$ -
Accounts payable and accrued expenses	$ -
Due to affiliates	$ -
Net cash provided by operating activities	$ 33,505

Cash flows from investing activities
Technology in progress	$ -
Increase in deposits	$ -

Net cash used in investing activities	$ -

Cash flows from financing activities	$ -
Contributions from members	$ -
Additions to deferred financing costs	$ -
Loans from owners'	$ -
Loan repayments to owners'	$ -

Net cash provided by financing activities	$ -

NET INCREASE (DECREASE) IN CASH	$ 33,505

Cash, December 31, 2014	$ 46,005

I certify these financial statements to be true and acurate

Name: Craig Brandman
Title: CEO

The accompanying unaudited Consolidated Financial Statements have been prepared in accordance with U.S. GAAP, which requires management to make estimates and assumptions that affect amounts reported in the Consolidated Financial Statements and accompanying disclosures. Although these estimates are based on management’s best knowledge of current events and actions that the Company may undertake in the future, actual results may differ from those estimates. The Consolidated Financial Statements reflect all adjustments of a normal, recurring nature that are, in the opinion of management, necessary for a fair presentation of results for the periods reported.

2013 ANNUAL
StepOne Personal Health
BALANCE SHEET (Unaudited)
December 31, 2013

ASSETS

Cash	$ 12,500
Accounts receivable	-
Pre-paid expenses	-
Deposits	-
Other Technology Investment	350,000
Total assets	$ 362,500

LIABILITIES AND OWNERS' EQUITY

Accounts payable	$ -
Other	-
Total Liabilities	-

Owner's equity:
Paid in capital / retained earnings	$ 362,500
Total liabilities and owners' equity	$ 362,500

I certify these financial statements to be true and acurate

Name: Craig Brandman
Title: CEO

ANNUAL
StepOne Personal Health
STATEMENT OF REVENUE AND EXPENSES (Unaudited)
For the period of January 2013 through December 31, 2013

REVENUE

Sales	$ -

EXPENSES

Salaries & Wages	$ -
General and Administrative	-
Technology Expense	-
Travel and Entertainment	-
Legal	-

Net Income (Loss)	$ -

I certify these financial statements to be true and acurate

Name: Craig Brandman
Title: CEO

ANNUAL
StepOne Personal Health
STATEMENT OF OWNERS' EQUITY (Unaudited)
For the period of January 2013 through December 31, 2013

Capital Contributions	$ 362,500

Net Income (Loss)	$ -

Balance, December 31, 2013	$ 362,500

I certify these financial statements to be true and acurate

Name: Craig Brandman
Title: CEO

ANNUAL
StepOne Personal Health
STATEMENT OF CASH FLOWS (Unaudited)
For the period of January 2013 through December 31, 2013

Beginning Cash	$ 12,500
Cash flows from operating activities
Net income	$ -
Adjustments	$ -

Changes in assets and liabilities
Prepaid expense	$ -
Accounts payable and accrued expenses	$ -
Due to affiliates	$ -
Net cash provided by operating activities	$ -

Cash flows from investing activities
Technology in progress	$ (300,000)
Increase in deposits	$ -

Net cash used in investing activities	$ (300,000)

Cash flows from financing activities	$ -
Contributions from members	$ 300,000
Additions to deferred financing costs	$ -
Loans from owners'	$ -
Loan repayments to owners'	$ -

Net cash provided by financing activities	$ 300,000

NET INCREASE (DECREASE) IN CASH	$ -

Cash, December 31, 2013	$ 12,500

I certify these financial statements to be true and acurate

Name: Craig Brandman
Title: CEO

The accompanying unaudited Consolidated Financial Statements have been prepared in accordance with U.S. GAAP, which requires management to make estimates and assumptions that affect amounts reported in the Consolidated Financial Statements and accompanying disclosures. Although these estimates are based on management’s best knowledge of current events and actions that the Company may undertake in the future, actual results may differ from those estimates. The Consolidated Financial Statements reflect all adjustments of a normal, recurring nature that are, in the opinion of management, necessary for a fair presentation of results for the periods reported.

SIGNATURES

The Issuer has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

StepOne Personal Health, Inc.

By: Mr. Craig Brandman

By: __________________________

Name: Mr. Craig Brandman

Title: Chief Executive Officer & Chief Financial Officer

          Senior Shareholder (26.5% of issued and outstanding Common Shares)

By: Mr. David Clymer

By: __________________________

Name: Mr. David Clymer

Title: Advisor & Senior Shareholder (25% of issued & outstanding Common Shares)

By: Mr. Steven J. Muehler (Alternative Securities Markets Group)

By: ____________________________

Name: Mr. Steven J. Muehler

Title: Advisor & Drafter of this Securities Registration Statement

            Minority Shareholder (5% of issued and outstanding Common Shares)

Signature Certificate

Document Reference: MINTP2I3D37M2FRTK9WE36

RightSignature
Easy Online Document Signing

drbrandmansteponehealth.com
Party ID: 8TY76MIH2LGJGTYY4RMK5
IP Address: 184.187.187.92
VERIFIED EMAIL: drbrandman@steponehealth.com

Electronic Signature:

Multi-Factor
Digital Fingerprint Checksum: dab354ca4566163f7f6c5109f521e6b7698bec27

Alternative Securities Markets Group
Party ID: 43PAJRJPRLLXXSKZ5W1U73
IP Address: 4.59.63.62
VERIFIED EMAIL: steve@asmgbank.com

Electronic Signature:

Multi-Factor
Digital Fingerprint Checksum: 704064d0fb7711335 0fd1072c12181e1c58a5f95

Timestamp	Audit
2015-08-25 11:34:43 -0700	All parties have signed document. Signed copies sent to: drbrandmansteponehealth.com and Alternative Securities Markets Group.
2015-08-25 11:34:43 -0700	Document signed by Alternative Securities Markets Group (steve@asmgbank.com) with drawn signature. - 4.59.63.62
2015-08-25 11:28:58 -0700	Document signed by drbrandmansteponehealth.com (drbrandman@steponehealth.com) with drawn signature. - 184.187.187.92
2015-08-25 11:28:06 -0700	Document viewed by drbrandmansteponehealth.com (drbrandman@steponehealth.com). - 184.187.187.92
2015-08-25 11:05:12 -0700	Document viewed by Alternative Securities Markets Group (steve@asmgbank.com). - 4.59.63.62
2015-08-25 11:05:11 -0700	Document created by Alternative Securities Markets Group (steve@asmgbank.com). - 4.59.63.62

This signature page provides a record of the online activity executing this contract.

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